UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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PDS BIOTECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PDS Biotechnology Corporation
25B Vreeland Road, Suite 300

Florham Park, NJ 07932
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 17, 2021
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of PDS Biotechnology Corporation, a Delaware corporation. The Annual Meeting will be held on June 17, 2021 at 9 a.m. Eastern Daylight Savings Time. In light of the public health impact of the coronavirus outbreak, and in order to help protect the health and well-being of our stockholders and employees, the Annual Meeting will be held virtually via live webcast. Stockholders will be able to attend the Annual Meeting and submit questions and vote their shares during the Annual Meeting from any location that has internet connectivity. There will be no physical in-person meeting. You or your proxyholder will be able to participate and vote by visiting www.virtualshareholdermeeting.com/PDSB2021 and entering your 16-digit control number (included in the Notice of Internet Availability of Proxy Materials that will be mailed to you). To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the enclosed proxy statement. The Annual Meeting will be held for the following purposes:
1.
To elect two Class C directors of the Company, Frank Bedu-Addo, Ph.D. and Otis Brawley, M.D., to hold office until the 2024 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified.

2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
3.	To approve the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan, which was approved by our Board of Directors on December 8, 2020;
4.	To approve, by non-binding advisory vote, the compensation of our named executive officers;
5.	To approve, by non-binding advisory vote, the frequency of future votes on the compensation of our named executive officers; and
6.	To conduct any other business properly brought before the Annual Meeting. These items of business are more fully described in this “Proxy Statement.”
These items of business are more fully described in the proxy statement accompanying this notice. Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed. The record date for the Annual Meeting is April 26, 2021 (the “Record Date”). Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 29, 2021. In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on the Record Date a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement. You are cordially invited to attend the meeting via the Internet. Whether or not you expect to attend the meeting, please vote over the telephone, on the Internet as instructed in these materials, or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided as promptly as possible in order to ensure your representation at the meeting. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote online if you attend the meeting via the Internet. To vote online at the Annual Meeting, please follow the instructions at www.virtualshareholdermeeting.com/PDSB2021. You will need the 16-digit control number, which is included in the Notice of Internet Availability of Proxy Materials.
By Order of the Board of Directors
/s/ Frank Bedu-Addo, Ph.D.
Frank Bedu-Addo, Ph.D.
Chief Executive Officer

PDS Biotechnology Corporation

25B Vreeland Road, Suite 300

Florham Park, NJ 07932

PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

June 17, 2021

ABOUT THE ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS
Why am I receiving these proxy materials?
We have made these proxy materials available to you on the Internet or, upon your request, have delivered paper proxy materials to you, because our board of directors is soliciting your proxy to vote at the Annual Meeting to be held on Thursday, June 17, 2021 at 9 a.m. Eastern Daylight Savings Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. This proxy statement includes information that we are required to provide to you by the Securities and Exchange Commission (“SEC”), and that is designed to assist you in voting your shares.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
The rules of the SEC permit us to furnish proxy materials, including this Proxy Statement and our 2020 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. As a result, we are mailing most of our stockholders a paper copy of the Notice, but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.
Why did I receive a complete set of paper proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?
We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice and Access Card. If you would like to reduce the environmental impact and the costs incurred by us in printing and distributing the proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card.
What is included in the proxy materials?
The proxy materials include:
•	This proxy statement for the Annual Meeting;
•	Our 2020 Annual Report to Stockholders, which consists of PDS’s Annual Report on Form 10-K for the year ended December 31, 2020; and
•	The proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.
How do I attend the Annual Meeting?
The Annual Meeting will be held on June 17, 2021 at 9 a.m. Eastern Daylight Savings Time via a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual

Meeting can be accessed by visiting www.virtualshareholdermeeting.com/PDSB2021 and entering your 16-digit control number which is included in the Notice and Access Card that will be mailed to you. The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the meeting.
We recommend that you log in a few minutes before the Annual Meeting on June 17, 2021 to ensure you are logged in when the meeting starts. Online check-in will begin at 8:55 a.m. Eastern Time.
Why is the Annual Meeting a virtual, online meeting?
We have decided to hold a virtual meeting due to developments related to COVID-19. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at a physical, in-person meeting.
Information on how to vote online during the Annual Meeting is discussed below.
Can I ask questions at the Annual Meeting?
Stockholders participating in the virtual meeting may submit questions or comments to the Company’s officers during the meeting.
If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/PDSB2021 and typing your question in the box in the Annual Meeting portal.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting, as time permits.
What if I need technical assistance accessing or participating in the virtual Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting login page. Technical support will be available starting at 8:55 a.m. Eastern Time on June 17, 2021.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 22,278,261 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are five matters scheduled for a vote:
Proposal 1:	Election of Frank Bedu-Addo, Ph.D. and Otis Brawley, M.D. to serve as Class C directors until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
Proposal 2:	Ratification of the selection by the Board of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
Proposal 3:	To approve the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan, which was approved by our Board of Directors on December 8, 2020.
Proposal 4:	To approve, by non-binding advisory vote, the compensation of our named executive officers.
Proposal 5:	To approve, by non-binding advisory vote, the frequency of future votes on the compensation of our named executive officers.
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by internet, telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.
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Via Webcast: You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/PDSB2021 and entering your 16-digit control number which is included in the Notice and Access Card that will be mailed to you. Please have your Notice and Access Card in hand when you access the website and then follow the instructions.

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By Mail: You may vote by proxy by filling out the proxy card you may have received and returning it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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By Telephone: To vote over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. Have your proxy available when you call. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 16, 2021 to be counted.

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Via the Internet: To vote through the internet before the Annual Meeting, go to www.proxyvote.com and follow the on-screen instructions. Please have your Notice and Access Card in hand when you access the website and then follow the instructions. Your internet vote must be received by 11:59 p.m., Eastern Time on June 16, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the notice to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker or bank. To vote online at the Annual Meeting, please follow the instructions at www.virtualshareholdermeeting.com/PDSB2021. You will need the 16-digit control number, which is included in the Notice and Access Card that will be mailed to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Can I vote my shares by completing and returning the Notice and Access Card?
No. The Notice and Access Card will, however, provide instructions on how to vote by telephone, by internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot at the Annual Meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the Record Date.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
See “What are broker non-votes?” below.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted,
•	“For” the election of each of Frank Bedu-Addo, Ph.D. and Otis Brawley, M.D.as directors;
•	“For” the ratification of the selection of KPMG LLP as our independent registered public accounting firm;
•	“For” adopting the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan;
•	“For” the non-binding advisory vote on the compensation of our named executive officers; and
•	“For” the annual advisory vote on the compensation of our named executive officers.
If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies as well as hosting the virtual-only Annual Meeting. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the reasonable cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Secretary at PDS Biotechnology Corporation at 25B Vreeland Road, Suite 300, Florham Park, NJ 07932.
•	You may attend the Annual Meeting via the Internet and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker, bank or other agent as a nominee, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our Annual Meeting, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 30, 2021, which is 120 days prior to the first anniversary of the filing date of this proxy. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement for the 2022 annual meeting of stockholders and proxy in accordance with regulations governing the solicitation of proxies.
Stockholders who wish to submit a proposal that is not intended to be included in our annual meeting proxy statement but to be presented for consideration at next year’s annual meeting, or who propose to nominate a candidate for election as a director at that meeting, are required by our bylaws to provide notice of such proposal or nomination no later than the close of business on April 18, 2022, which is the date that is not less than 60 days prior to the first anniversary of our Annual Meeting, but no earlier than the close of business on March 19, 2022, which is the date that is not more than 90 days prior to the first anniversary of our Annual Meeting, to be considered for a vote at next year’s annual meeting.
Any proposal, nomination or notice must contain the information required by our bylaws and be delivered to our principal executive offices at PDS Biotechnology Corporation, c/o Corporate Secretary, 25B Vreeland Road, Suite 300, Florham Park, NJ 07932.
How are votes counted?
Before the Annual Meeting, our Board will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting. Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the Nasdaq Stock Exchange which govern voting matters at the Annual Meeting, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner.
Under Nasdaq rules, the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 is considered to be a “routine” matter. Brokers that hold your shares therefore have discretionary authority to vote your shares without receiving instructions from you only on this matter.
What are “broker non-votes?”
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of Nasdaq, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.
How many votes are needed to approve each proposal?
•	For the elections of Frank Bedu-Addo, Ph.D. and Otis Brawley, M.D., a plurality of the votes cast will be required for election. Only votes “For” or “Withheld” will affect the outcome.
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To be approved, the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, must receive “For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan, must receive “For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, the advisory resolution on the compensation of our named executive officers, must receive “For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, the frequency of future stockholder advisory votes on the compensation of our named executive officers, must receive “For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum at the Annual Meeting. On the Record Date, there were 22,278,261 shares outstanding and entitled to vote. Thus, the holders of 11,139,131 shares must be present at the Annual Meeting or represented by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who can help answer your questions?
If you have questions about the Annual Meeting or would like additional copies of this Proxy Statement, you should contact Hillary Yegen at PDS Biotechnology Corporation, 25B Vreeland Road, Suite 300, Florham Park, NJ 07932.

PROPOSAL 1

Election of Directors
Our Board is divided into three classes: Class A, Class B and Class C, with each class serving a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors that may serve on the Board, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has eight members. The two nominees for director this year are Frank Bedu-Addo, Ph.D. and Otis Brawley, M.D., each of whom is a current director of PDS. If elected at the Annual Meeting, each of Dr. Bedu-Addo and Dr. Brawley would serve until the 2024 annual meeting or until their successor has been duly elected and qualified, or their earlier death, resignation or removal. No director or nominee for director is related to any other director or executive officer of PDS or nominee for director by blood, marriage or adoption. Our directors are expected to attend our Annual Meeting via the Internet. There are no arrangements or understandings between any nominee and any other person pursuant to which each such the nominee was selected.
Directors are elected by a plurality of the votes of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, each of Dr. Bedu-Addo and Dr. Brawley will be elected if they receive a plurality of the votes cast. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each Dr. Bedu-Addo and Dr. Brawley. If Dr. Bedu-Addo and Dr. Brawley become unavailable for election as a result of an unexpected occurrence, shares that would have been voted for such person will instead be voted for the election of a substitute nominee proposed by our Board Dr. Bedu-Addo and Dr. Brawley have each agreed to serve if elected. Our management has no reason to believe that either Dr. Bedu-Addo and Dr. Brawley will be unable to serve.
On January 26, 2021, De Lyle Bloomquist, one of our current directors, informed our Board of his decision to retire as a member of our Board and not to stand for re-election as a director at the 2021 Annual Meeting. Mr. Bloomquist will therefore no longer serve on our Board effective upon the expiration of his current term as a Class C director at the 2021 Annual Meeting. The Board does not intend to immediately fill the seat left vacant by Mr. Bloomquist retiring.
Mr. Bloomquist’s decision to retire and not stand for re-election was not associated with or attributable to any dispute or disagreement with us, our management or our Board on any matter relating to our operations, policies or practices, or otherwise.
The following table provides information on the nominees for the position of director of PDS as of the Record Date and for each director continuing in office after the Annual Meeting.
Name	Age
Nominees for Director
(Class C − Term expiring at annual meeting of stockholders in 2024)
Frank Bedu-Addo, Ph.D.	56
Otis Brawley, M.D.	61
Directors Continuing in Office
(Class B − Term expiring at annual meeting of stockholders in 2023)
Kamil Ali-Jackson, Esq.	62
Ilian Iliev, Ph.D.	45
(Class A − Term expiring at annual meeting of stockholders in 2022)
Gregory Freitag, J.D., CPA	59
Stephen Glover	61
Sir Richard Sykes	78

CLASS C NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2024 ANNUAL MEETING
Frank Bedu-Addo, Ph.D.
Dr. Bedu-Addo has served as President and CEO since our inception in 2005. Dr. Bedu-Addo is a veteran biotech executive with experience successfully starting and growing biotechnology organizations. He has been responsible for the oversight, development and implementation of both operational and drug development strategies in both large organizations and emerging biotechnology companies. Dr. Bedu-Addo was a member of the senior executive team at KBI BioPharma, Inc. As Vice President of Drug Development, he oversaw all business and drug development operations. Before his tenure at KBI, he successfully started and managed Cardinal Health’s East Coast biotechnology drug development operations. Prior to Cardinal Health, Dr. Bedu-Addo was an Associate Director at Akzo-Nobel, Senior Scientist at Elan (The Liposome Co.), and Principal Scientist at Schering-Plough. In these positions, he contributed to the development of numerous drugs, including antiviral and anticancer products. Dr. Bedu-Addo obtained both his M.S. in Chemical Engineering and Ph.D. in Pharmaceutics from the University of Pittsburgh.
The board of directors believes that Dr. Bedu-Addo’s perspective and experience as our President and CEO, as well as his depth of operating and senior management experience in the pharmaceuticals industry and educational background, provide him with the qualifications and abilities to serve as a director.
Otis Brawley, M.D.
Dr. Otis Brawley, M.D. is a renowned oncologist and a seasoned pharmaceutical director who has served on several boards including the boards of companies developing and commercializing oncology products. Dr. Brawley is currently the Bloomberg Distinguished Professor of Oncology and Epidemiology at Johns Hopkins University. Dr. Brawley served as the Chief Medical and Scientific Officer at the American Cancer Society from 2007 through 2018, and is a former member of the FDA Oncologic Drug Advisory Committee (ODAC). Dr. Brawley is a current member of the National Cancer Institute’s (NCI) Board of Scientific Counselors. Formerly, Dr. Brawley was a professor in the Department of Hematology and Oncology at the Emory University School of Medicine. He was also previously a senior investigator at the National Institute of Health (NIH) and NCI. In 2013, he was the recipient of a Special Recognition Award from the American Society of Clinical Oncology. Dr. Brawley is currently a director at Jackson Laboratories, a nonprofit biomedical research center focused on developing genomic solutions to disease including personalized, tailored therapeutics for individual cancers; formerly, he was a Director for the Theragenics Corporation, a publicly traded company with commercialized medical devices for brachytherapy, surgery and wound closure. Dr. Brawley is also on the board of Lyell Immunopharma, Inc., a private biotechnology company. Dr. Brawley received an M.D. from the University of Chicago, Pritzker School of Medicine. He completed an internal medicine residency at Case-Western Reserve University and a fellowship in medical oncology at the NCI. He is board certified in internal medicine and medical oncology. In 2013, he was the recipient of a Special Recognition Award from the American Society of Clinical Oncology. In 2019 he was given the American Medical Association Distinguished Service Award Dr. Brawley is an elected member of the National Academy of Medicine.
The board of directors believes that Dr. Brawley’s expertise in the field of Oncology as well as his experience on public company and non-profit boards and his educational background provide him with the qualifications and abilities to serve as a director.
CLASS C NOMINEE NOT SEEKING RE-ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2024 ANNUAL MEETING
De Lyle W. Bloomquist
Mr. Bloomquist has served on our Board of Directors since December 2014. Mr. Bloomquist is currently a partner for Windrunner Management Advisors LLC (a management advisory services business). He retired in March 2015 as President, Global Chemical Business of Tata Chemicals Limited (an international inorganic chemical and fertilizer manufacturing company), a position he held since 2009. Previously, he served as President and Chief Executive Officer (CEO) of General Chemical Industrial Products Inc. (which was acquired by Tata Chemicals Limited in 2008) from 2004 to 2009. Prior to that, Mr. Bloomquist served at General Chemical Group Inc. in positions of increasing responsibility from 1991 to 2004, including Division Vice President and General Manager, Industrial Chemicals and Vice President and Chief Operating Officer. Mr. Bloomquist serves as the Chaiirman of the

Board of Directors for Rayonier Advanced Material, Inc. and serves on the Board of Directors of Crystal Peak Minerals Inc. (f/k/a EPM Mining Ventures Inc.), Gran Colombia Gold Inc., PDS Biotechnology Corporation (f/k/a Edge Therapeutics Inc.), Ciner Wyoming LLC and Scientia Vascular LLC. He is currently a partner for Ranch Estates LLC (a real estate developer). Mr. Bloomquist also served as a director of Huber Engineered Materials from July 2010 to November 2020, Vivos Therapeautics Inc., from April 2018 to March 2019, Costa Farms, Inc. from July 2016 to July 2017 and a director of PDS Biotechnology Corporation from December 2014 to March 2019. He also serves on the Board of Business Advisors for the Tepper School of Business at Carnegie Mellon University and on the Board of Advisors for Sonoran Capital. Mr. Bloomquist is a graduate of Brigham Young University and holds an MBA from Carnegie Mellon University.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF ITS NOMINEES.

CLASS B DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING
Kamil Ali-Jackson, Esq.
Ms. Ali-Jackson has served on PDS’s board of directors since February 2020. Kamil Ali-Jackson, Esq., has more than 30 years of experience as legal counsel in the life sciences industry with public and private specialty pharmaceutical, biotech and biopharmaceutical companies. Ms. Ali-Jackson has extensive domestic and international experience with strategic alliances, drug development and commercialization collaborations and M&A transactions. Ms. Ali-Jackson is the co-founder of Aclaris Therapeutics, Inc. and has served as its Chief Legal Officer since its inception in 2012. Ms. Ali-Jackson also serves as Chief Compliance Officer and Corporate Secretary of Aclaris. In addition, since 2013, Ms. Ali-Jackson has served as Chief Legal Officer of NST, LLC and its affiliates. From 2014 to 2015, Ms. Ali-Jackson served as Chief Legal Officer of Ralexar Therapeutics, Inc. (formerly known as Alexar Therapeutics Inc.). Previously, Ms. Ali-Jackson served as legal counsel and as a licensing business executive for a number of pharmaceutical companies, including Merck & Co. Inc., Dr. Reddy’s Laboratories Ltd. and Endo Pharmaceuticals, Inc. Ms. Ali-Jackson received her Juris Doctorate from Harvard Law School and Bachelor of Arts in politics from Princeton University. Ms. Ali-Jackson was a 2011 Philadelphia Business Journal Woman of Distinction winner. Ms. Ali-Jackson has served on several nonprofit boards and is currently on the board of Rosemont College, a private liberal arts college located in Pennsylvania and she was recently appointed to the board of Moda Operandi, an online luxury retailer.
The board of directors believes that Ms. Ali-Jackson’s leadership, legal transactional and corporate governance expertise and knowledge, as well as her familiarity with the life sciences industry and PDS, provide her with the qualifications and skills to serve as a director.
Ilian Iliev, Ph.D.
Dr. Iliev joined PDS’s Board of Directors in April 2020. Since 2020, Dr. Iliev has served as CEO of NetScientific PLC, a London Stock Exchange listed company investing in healthcare and sustainability companies internationally. Prior to that he was Managing Director of EMV Capital, a London-based investor in healthcare, energy and industries, which he founded. EMV Capital was acquired by NetScientific PLC in September 2020. Dr. Iliev spun EMV Capital out of EcoMachines Ventures, which he co-founded in March 2013. From September 2006 through January 2013, Dr. Iliev served as the Chief Executive Officer and co-founder of CambridgeIP Ltd, a Cambridge, UK based boutique strategy consultancy focused on technology and IP commercialization. Dr. Iliev also serves on the Board of Directors of Vortex Biosciences Inc., Sofant Technologies, Pointgrab, Q-Bot and Wanda Health. Dr. Iliev holds a Ph.D. from Cambridge University’s Judge Business School, focused on Venture Capital business models in emerging economies. He received a Master of Commerce in Economics, and Bachelor of Arts in Politics, Economics and International Relations from the University of Witwatersrand, South Africa.
The board of directors believes Dr. Iliev’s industry experience as well as his experience as a founder and strategic leader provides him with the qualifications and skills to serve as a director.

CLASS A DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING
Gregory Freitag J.D., CPA
Mr. Freitag has served on PDS’s board of directors since December 2014. Mr. Freitag currently serves as a member of the board of directors of AxoGen, Inc. (Nasdaq: AXGN) and previously served as its Special Counsel until his retirement in April 2021, its General Counsel from September 2011 to December 2019, Chief Financial Officer from September 2011 to May 2014 and August 2015 of March 2016 and Senior Vice President of Business Development at Axogen from May 2014 until October 2018. Axogen, Inc. is a leading regenerative medicine company dedicated to peripheral nerve repair. Mr. Freitag was Chief Executive Officer, Chief Financial Officer and a board member from June 2010 through September 2011 of LecTec Corporation, an intellectual property licensing and holding company that merged with Axogen in September 2011. Mr. Freitag is a principal of FreiMc, LLC, a health care and life science consulting and advisory firm he founded that provides strategic guidance and business development services. Prior to founding FreiMc, Mr. Freitag was a Director of Business Development at Pfizer Health Solutions, a former subsidiary of Pfizer, Inc. and worked for Guidant Corporation in their business development group. Prior to Guidant Corporation, Mr. Freitag was the Chief Executive Officer of HTS Biosystems, a biotechnology tools start-up company and was the Chief Operating Officer, Chief Financial Officer and General Counsel of Quantech, Ltd. Prior to Quantech, Mr. Freitag practiced corporate law in Minneapolis, Minnesota. Mr. Freitag is also a director of the Foundation Board of HealthEast Care System, a health care system in Minnesota.
The board of directors believes that Mr. Freitag’s leadership, legal, corporate governance and accounting experiences and knowledge, as well as his familiarity with the life sciences industry and PDS, provide him with the qualifications and skills to serve as a director.
Stephen Glover
Mr. Glover joined PDS’s Board of Directors in April 2019 and is the Chairman of the Board of Directors. Mr. Glover is the Co-Founder and Managing Principal for Asclepius Life Sciences Fund, LP, and the Co-Founder, President and CEO of ZyVersa Therapeutics (formerly Variant Pharmaceuticals), a clinical-stage specialty biopharmaceutical company focused on developing drugs to treat inflammatory and renal diseases. Mr. Glover has extensive experience executing biopharmaceutical company turnarounds and growing top line revenues, with a focus on pharmaceutical business strategy corporate development, product development, commercialization and business optimization. His vast experience spans Fortune 100, start up and entrepreneurial environments and his transaction experience covers over 25 transactions totaling over $10 billion. His strategic and operational experience, which covers most therapeutic classes of biopharmaceuticals, includes strategic planning, corporate development, operations management, product development, clinical and regulatory, product marketing and sales management. Prior to co-founding ZyVersa, Mr. Glover was Co-Founder and Chief Business Officer of Coherus BioSciences, a late-stage commercial biologics platform Company focused on delivering biosimilar therapeutics which went public in 2014. Previously, he was President of Insmed Therapeutic Proteins and EVP and Chief Business Officer of Insmed Incorporated, where he was responsible for the creation of the Company’s biosimilar business unit and divestiture of that business to Merck and led the strategic review process that resulted in the merger of Insmed and Transave. Prior to joining Insmed, Mr. Glover held senior-level positions in sales, marketing and operations at Andrx Corporation, Roche Laboratories, Amgen and IMS Health. He currently serves as a Director of ZyVersa Therapeutics, and Asclepius, as well as a BOD member of the Coulter Foundation as the University of Miami U Innovation Life Sciences Office. He holds a bachelor’s degree in Marketing from Illinois State University.
The Board of Directors believes Mr. Glover’s broad industry experience as well as his experience as a founder and strategic leader provides him with the qualifications and skills to serve as a director.
Sir Richard Sykes
Sir Richard Sykes has served on PDS’s board of directors since December 2014. He is currently Chairman of Imperial College Healthcare King Edward V11 Hospital, Chairman of the Royal Institution of Great Britain, Chairman of the UK Stem Cell Foundation, Chairman of Omnicyte. He was appointed Chancellor of Brunel University in 2013. Prior to that, he was Senior Independent Director and non-executive Chairman of ENRC from 2007 to June 2011, Chairman of NHS London from December 2008 to July 2010, Rector of Imperial College London from 2000 to 2008. He was a non-executive director of Rio Tinto plc from 1997 to 2007, and senior independent director from 2004 to 2007. He has over 30 years’ experience within the biotechnology and pharmaceutical industries field, serving as Chief Executive and Chairman of GlaxoWellcome from 1995 to 2000 and then as Chairman of GlaxoSmithKline until 2002. Internationally he is Chairman of the International Advisory Board, A*Star Biomedical Research Council, Singapore and a Board member of EDBI. He was awarded Honorary Citizenship of Singapore in 2004 for his contribution to the development of the country’s biomedical sciences industry. Sir Richard holds a number of degrees and awards from Institutions both in the UK and overseas. He is a Fellow of the Royal Society and Academy of Medical Sciences, and an Honorary Fellow of the Royal Academy of Engineering, Royal Society of Chemistry, Royal Pharmaceutical Society, Royal College of Pathologists and the Royal College of Physicians. He is also President of the R and D Society, a position he has held since 2002. He is a Fellow of Imperial College London and the Imperial College School of Medicine, King’s College London and Honorary Fellow of the Universities of Wales and Central Lancashire. Sir Richard received a Knighthood in the 1994 New Year’s Honours list for services to the pharmaceutical industry.
The board of directors believes that Sir Richard’s extensive leadership experience, experience in biopharmaceutical product development, deep understanding of pharmaceutical development, and broad experience within the biotechnology and pharmaceutical industries provide him with the qualifications and skills to serve as a director.

CORPORATE GOVERNANCE
Management Following the Merger
Prior to March 15, 2019, we were a clinical-stage biotechnology company known as Edge Therapeutics, Inc. (“Edge”). On March 15, 2019, we completed our business combination with privately held PDS Biotechnology Corporation, a Delaware corporation (“Private PDS”), in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated as of November 23, 2018, as amended on January 24, 2019 (the “Merger Agreement”), that we entered into with Private PDS and Echos Merger Sub, Inc., a Delaware corporation and our wholly owned subsidiary (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Private PDS (the “Merger”), with Private PDS continuing as our wholly owned subsidiary and the surviving corporation of the Merger. Following the closing of the Merger, our name was changed to PDS Biotechnology Corporation, the name of Private PDS was changed to PDS Operating Corporation and the business of Private PDS became our business. As used herein, the word “Edge” refers to the Company prior to the completion of the Merger and the terms the “Company” and “PDS” refer to our company immediately following the completion of the Merger.
Independence of the Board of Directors
As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
The Board has undertaken a review of the independence of our directors and has determined that all of our directors, except Frank Bedu-Addo, Ph.D. and Ilian Iliev, Ph.D., are independent within the meaning of Section 5605(a)(2) of the Nasdaq Stock Market listing rules. Dr. Bedu-Addo is not an independent director under these rules because he is our President and Chief Executive Officer, and the Board has determined that Dr. Iliev is not an independent director because of his relationship with NetScientific plc, a current stockholder of the company.
Board Leadership Structure
The Board has appointed Mr. Stephen Glover as Chairman of the Board. The Chairman has the authority, among other things, to preside over Board meetings, to set meeting agendas and to perform all other duties delegated to him from time to time by the Board. We believe that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and the best interests of our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to review and discuss with management and KPMG LLP, the Company’s independent auditors, as appropriate, our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps taken by management to monitor and control these exposures. Our Nominating and Corporate Governance Committee is responsible for developing our corporate governance principles, and periodically reviews these principles and their application. Our Compensation Committee reviews our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us.

Meetings of the Board of Directors
PDS’s Board met thirteen (13) times during the year ended December 31, 2020. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served during 2020 or the portion thereof for which they were directors or committee members.
Information Regarding Committees of the Board of Directors
The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information as of the Record Date for each of these standing Board committees. From time to time, our Board and committees also take action by written consent without a meeting. Each of our Board committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.
Name	Audit	Compensation	Nominating and Corporate Governance
Stephen Glover	X	X*
Kamil Ali-Jackson, Esq.	X		X*
Frank Bedu-Addo, Ph.D.
De Lyle W. Bloomquist
Otis Brawley, M.D.
Gregory Freitag, J.D., CPA	X*		X
Ilian Iliev, Ph.D.
Sir Richard Sykes		X	X
*	Committee Chairperson
Audit Committee
Our Audit Committee currently consists of Mr. Freitag, Mr. Glover and Ms. Ali-Jackson, each of whom satisfies the independence requirements under The Nasdaq Capital Market listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of our Audit Committee is Mr. Freitag, whom our Board has determined to be an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Audit Committee requirements. In arriving at this determination, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. PDS’s Audit Committee held six (6) meetings in 2020.
The primary purpose of our Audit Committee is to assist the Board in the oversight of the integrity of our accounting and financial reporting process, the audits of our financial statements, and our compliance with legal and regulatory requirements. The functions of our Audit Committee include, among other things:
•	hiring an independent registered public accounting firm to conduct the annual audit of our financial statements and monitoring its independence and performance;
•	reviewing and approving the planned scope of the annual audit and the results of the annual audit;
•	pre-approving all audit services and permissible non-audit services provided by our independent registered public accounting firm;
•	reviewing the significant accounting and reporting principles to understand their impact on our financial statements;
•	reviewing our internal financial, operating and accounting controls with management and our independent registered public accounting firm;
•
reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;

•	reviewing potential conflicts of interest under and violations of our Code of Conduct;

•
establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and approving related-party transactions;
•	primary responsibility for overseeing our risk management function; and
•	reviewing and evaluating, at least annually, our Audit Committee’s charter.
With respect to reviewing and approving related-party transactions, our Audit Committee reviews related-party transactions for potential conflicts of interests or other improprieties. Under SEC rules, related-party transactions are those transactions to which we are or may be a party in which the amount involved exceeds $120,000, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and board membership. Our Audit Committee could approve a related-party transaction if it determines that the transaction is in our best interests. Our directors are required to disclose to the committee or the full Board any potential conflict of interest or personal interest in a transaction that our board is considering. Our executive officers are required to disclose any potential conflict of interest or personal interest in a transaction to the Audit Committee. We also poll our directors and executive officers on an annual basis with respect to related-party transactions and their service as an officer or director of other entities. Whenever possible, the transaction should be approved in advance and if not approved in advance, must be submitted for ratification as promptly as practical.
The Board has adopted a charter for the Audit Committee that complies with SEC and Nasdaq Stock Market listing rules. The charter is available on our website at www.pdsbiotech.com.
Compensation Committee
Our Compensation Committee currently consists of Mr. Glover, Ms. Ali-Jackson, and Sir Richard Sykes, each of whom our Board has determined to be independent under the Nasdaq listing standards, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code. The chairperson of our Compensation Committee is Stephen Glover. PDS’s Compensation Committee held two (2) meetings in 2020.
The primary purpose of our Compensation Committee is to assist the Board in exercising its responsibilities relating to compensation of our executive officers and employees and to administer our equity compensation and other benefit plans. In carrying out these responsibilities, this committee reviews all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. The functions of our Compensation Committee include, among other things:
•	designing and implementing competitive compensation policies to attract and retain key personnel;
•	reviewing and formulating policy and determining the compensation of our executive officers and employees;
•	reviewing and recommending to the Board the compensation of our directors;
•	administering our equity incentive plans and granting equity awards to our employees and directors under these plans;
•
if required from time to time, reviewing with management our disclosures under the caption “Executive Compensation” and recommending to the full board its inclusion in our periodic reports to be filed with the SEC;

•	if required from time to time, preparing the report of the Compensation Committee to be included in our annual proxy statement;
•	engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and
•	reviewing and evaluating, at least annually, our Compensation Committee’s charter.
In 2020, the Compensation Committee engaged the compensation consulting firm Radford, which is part of the Rewards Solutions practice at Aon plc, (“Radford”), to assess and make recommendations with respect to the amount and types of compensation to provide our executives and directors. Radford reported directly to the Compensation

Committee; however, our Chief Executive Officer consulted with Radford with respect to its assessments of the compensation of executive officers other than the Chief Executive Officer. The Compensation Committee reviewed assessments provided by Radford comparing our compensation to that of a group of peer companies within our industry and met with Radford to discuss compensation of our executive officers and our Board, including the Chief Executive Officer, and to receive input and advice, as needed. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Radford and does not believe Radford’s work in 2020 raised a conflict of interest.
The Compensation Committee uses competitive compensation data from an annual study of peer companies performed by Radford to inform the Compensation Committee's decisions on overall compensation of our executive officers and directors, as well as specific pay elements. The Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, experience, scope of responsibility, criticality and skill sets, leadership potential and succession planning.
The Board has adopted a charter for the Compensation Committee that complies with SEC and Nasdaq Stock Market listing rules. The charter is available on our website at www.pdsbiotech.com.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serve, or served during 2020, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of the Board or Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Ms. Ali-Jackson, Mr. Freitag and Sir Richard Sykes, each of whom our Board has determined to be independent under the Nasdaq listing standards. The chairperson of our Nominating and Corporate Governance Committee is Ms. Ali-Jackson. PDS’s Nominating and Corporate Governance Committee held four (4) meetings in 2020.
The primary purpose of our Nominating and Corporate Governance Committee is to assist the Board in promoting our best interests and the best interests of our stockholders through the implementation of sound corporate governance principles and practices. The functions of our Nominating and Corporate Governance Committee include, among other things:
•	identifying, reviewing and evaluating candidates to serve on our board;
•	determining the minimum qualifications for service on our board;
•	developing and recommending to our board an annual self-evaluation process for our board and overseeing the annual self-evaluation process;
•	developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our board any changes to such principles; and
•	periodically reviewing and evaluating our Nominating and Corporate Governance Committee’s charter.
The Board has adopted a charter for the Nominating and Corporate Governance Committee that complies with SEC and Nasdaq Stock Market listing rules. The charter is available on our website at www.pdsbiotech.com.
While the Nominating and Corporate Governance Committee does not have a formal diversity policy, the Nominating and Corporate Governance Committee recommends candidates based upon many factors, including the diversity of their business or professional experience, the diversity of their background and their array of talents and perspectives. We believe that the Nominating and Corporate Governance Committee’s existing nominations process is designed to identify the best possible nominees for the Board, regardless of the nominee’s gender, racial background, religion, or ethnicity. The Nominating and Corporate Governance Committee identifies candidates through a variety of means, including recommendations from members of the Board and suggestions from our management, including our executive officers. In addition, the Nominating and Corporate Governance Committee considers candidates recommended by third parties, including stockholders. The Nominating and Corporate Governance Committee gives the same consideration to candidates recommended by stockholders as those candidates recommended by members of our Board. Nominees should have a reputation for integrity, honesty and adherence to high ethical standards, should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives, should be willing and able to contribute positively to our decision-making process, should have a commitment to understand PDS and our industry and to regularly attend and participate in meetings of the Board and its committees, should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of PDS, which include stockholders, employees, customers, creditors and the general public, and to act in the interests of all stockholders, should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all our stockholders and to fulfill the responsibilities of a director. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.
The Nominating and Corporate Governance Committee considers director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: PDS Biotechnology Corporation, Attn: Corporate Secretary at 25B Vreeland Road, Suite 300, Florham Park, NJ 07932 no earlier than the close of business on March 19, 2022, and no later than the close of business on April 18, 2022. Submissions must be made in accordance with our bylaws and must include the full name and business address of the proposed nominee, a description of the proposed nominee’s principal occupation or employment, the class and series and number of shares of our stock owned by such person, and a description of all arrangements or understandings between the stockholder and each nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Please refer to Article II of our Second Amended and Restated Bylaws for a description of the formal process to recommend director candidates to the Nominating and Corporate Governance Committee.
Stockholder Communications with the Board of Directors
We do not have a formal process related to stockholder communications with the Board. However, we strive to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. If you wish to send a communication to the Board, its chair or the chair of any Board committee, please send your communication to Frank Bedu-Addo, our Chief Executive Officer, at PDS Biotechnology Corporation at 25B Vreeland Road, Suite 300, Florham Park, NJ 07932, who will forward all appropriate communications as requested.
Code of Business Conduct and Ethics for Employees, Executive Officers and Directors
We have adopted a Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.pdsbiotech.com. The Nominating and Corporate Governance Committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers or directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of the Record Date.
Name	Age	Position
Frank Bedu-Addo, Ph.D.	56	President, Chief Executive Officer and Director
Gregory L. Conn, Ph.D.	66	Chief Scientific Officer
Lauren V. Wood, M.D.	61	Chief Medical Officer
Seth L. Van Voorhees, Ph.D.	60	Chief Financial Officer
Biographies for each of our executive officers is provided below.
Frank Bedu-Addo, Ph.D.
Please see Dr. Bedu-Addo’s biography on page 9 of this proxy statement under the section “Class C Nominees for Election for a Three-Year Term Expiring at the 2024 Annual Meeting.”
Gregory L. Conn, Ph.D.
Dr. Conn was a founding member of the PDS team in 2005 as Chief Scientific Officer and continues to serve PDS in that role. He has more than 35 years of drug-development expertise, including development of antiviral and anticancer drugs through to commercialization. He is a graduate of the Albert Einstein College of Medicine, where he obtained both his M.S. and Ph.D., discovering novel angiogenic molecules in the human brain. Dr. Conn started his pharmaceutical career at Merck, Sharpe, and Dohme, where he continued his work on novel angiogenic factors, discovering and characterizing the VEGF family of growth factors, work which led to the development and commercialization of the anti-cancer drug Avastin. He was later a leading scientist at Regeneron Pharmaceuticals, where he established and headed various groups in the Cell and Molecular Biology and Drug Discovery departments. Dr. Conn subsequently became a Director in the Process Development department at Covance Biotechnology Services Inc., a contract research and development and drug manufacturing organization, where he supervised the analytical development teams responsible for drug characterization, method development and drug stability studies, and program teams responsible for developing drug manufacturing processes. Dr. Conn has expertise across all phases of the drug development process, including FDA and regulatory requirements, is the co-inventor of eight drug patents.
Lauren V. Wood, M.D.
Dr. Wood has served as Chief Medical Officer of PDS since March 2019. Dr. Wood previously served as the Head of the Vaccine Branch Clinical Trials Team for the National Cancer Institute Center for Cancer Research from 2005 until 2017, where she was charged with developing a clinical translational research program to develop vaccines and immune-based therapies that harness the immune response to control, eradicate or prevent cancer and HPV. Prior to that, Dr. Wood served as a member of the senior staff of the National Cancer Institute Pediatric HIV Working Group from 1996 to 2005. Dr. Wood completed a combined residence in internal medicine and pediatrics at Baylor College of Medicine Affiliated Hospitals in Houston, Texas and a fellowship with the National Institute of Allergy and Infectious Diseases in allergy and immunology. Dr. Wood obtained a B.A. in Biology from Oberlin College and an M.D. from Duke University School of Medicine.
Seth L. Van Voorhees, Ph.D.
Dr. Van Voorhees has served as Chief Financial Officer and Principal Financial and Accounting Officer of PDS since January 2021. Dr. Van Voorhees previously served as the Chief Financial Officer and Vice President – Business Development of Research Frontiers (a public company focused on licensing patented nanomaterial products) from January 2011 through December 2020. Dr. Van Voorhees previously held senior financial, business development and investment banking positions as chief financial officer of American Pacific, specialty chemical manufacturer, and at Merrill Lynch, Wasserstein Perella and UBS Warburg, where he completed numerous investment banking assignments for advanced power technology and industrial clients. His background includes a Ph.D. in chemistry from the University of Pennsylvania and an MBA in finance from Columbia University.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information for the years ended December 31, 2019 and December 31, 2020 concerning compensation of (i) all individuals serving as our principal executive officer, (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers as of December 31, 2020 and (iii) up to two of our most highly compensated executive officer, other than our principal executive officer, that were not serving as executive officers as of December 31, 2020. We refer to these executives as the named executive officers.
	Year	Salary $	Bonus $	Option Awards(1) $	All Other Compensation $	Total $
Frank Bedu-Addo, Ph.D. Chief Executive Officer(5)	2020	450,000	225,000	139,788	—	814,788
	2019	356,250	395,000(2)	1,832,510	—	2,583,758

Gregory L. Conn, Ph.D. Chief Scientific Officer(5)	2020	290,000	87,375	39,141	7,417	423,933
	2019	169,167	—	461,603	38,184(4)	668,954

Lauren V. Wood, M.D. Chief Medical Officer(5)	2020	320,000	96,375	39,143	—	455,518
	2019	253,333	—	309,361	—	562,694

Andrew Saik Former Chief Financial Officer(3)	2020	84,199	—	—	—	84,199
	2019	370,000	—	309,363	—	679,363
(1)
Amounts shown in this column do not reflect actual compensation received by the named executive officers. The amounts reflect the grant date fair value of stock option awards and are calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718-Stock Compensation, and assume no forfeiture rate derived in the calculation of the grant date fair value of these awards. Assumptions used in calculating the value of these awards are included in Note 11, “Stock Based Compensation” in the notes to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The executive will only realize compensation to the extent the trading price of the Company’s common stock is greater than the exercise price of such stock options at the time such options are exercised. On December 8, 2020 Frank Bedu-Addo, Gregory Conn and Lauren Wood were awarded contingent options of 707,800, 122,400 and 210,500 respectively.

(2)	Represents a signing bonus paid to Dr. Bedu-Addo.
(3)
Mr. Saik resigned from the Company on March 20, 2020. Thereafter, on March 23, 2020 our board of directors appointed Janetta Trochimiuk, the Company’s current Controller, as interim Principal Accounting Officer and Frank Bedu-Addo, Ph.D., the Company’s President and Chief Executive Officer, as interim Principal Financial Officer. On June 23, 2020, our board of directors appointed Michael King as interim Chief Financial Officer and Mr. King replaced Janetta Trochimiuk as interim Principal Accounting Officer and Frank Bedu-Addo, Ph.D., as interim Principal Financial Officer. On January 1, 2021, Dr. Van Voorhees assumed the responsibilities performed by Michael King and is currently the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer.

(4)	Includes amounts paid to Dr. Conn as a consultant prior to commencing employment on June 1, 2019. Reflects matching contributions to the Company's 401(k) plan.
(5)
Dr. Bedu-Addo and Dr. Wood joined the Company on March 15, 2019, in connection with the Merger. Dr. Conn served as a consultant to the Company beginning on March 15, 2019 through June 1, 2019 at which point Dr. Conn became an employee of the Company.

Narrative to Summary Compensation Table
Key Performance Factors in Determining Executive Compensation
Because the biopharmaceutical industry is characterized by a very long product development cycle, including a lengthy R&D period and a rigorous regulatory approval process, including the requirements for multiple phases of human testing and the need to meet a significant number of other government requirements, many of the traditional financial performance metrics, such as product sales, revenues and profits, used to evaluate successful performance are inappropriate for a biopharmaceutical company with a continued development focus, such as PDS. Instead, the specific performance our Compensation Committee considers when evaluating the compensation of our named executive officers include:
•	key R&D achievements
•	initiation and progress of clinical trials for our product candidates;

•	achievement of regulatory milestones;
•	new business initiatives including financings;
•	our progress in building out key functions and managing our growth while maintaining a high-performing organization and culture: and
•	increasing shareholder value.
Annual corporate goals are proposed by our senior leadership team at the beginning of each year and approved by our Board of Directors. During the first quarter of each year, our Compensation Committee, with the input of the senior leadership team, evaluates our corporate performance for the prior year against the corporate goals set for that year, and, taking into account other corporate achievements and developments, recommends a corporate performance rating to be approved by our Board of Directors.
During the first quarter of each year, our Compensation Committee typically evaluates compensation levels for such year of our executive officers, including the amount of each executive officer’s base salary, target annual bonus and annual equity awards, taking into consideration the compensation paid by our peer group, our prior year’s overall corporate performance against the established corporate goals, as well as each individual executive officer’s contributions to achievement of such corporate goals, individual performance and the other factors described above, in making compensation recommendations to our Board of Directors. Our Board of Directors considers these recommendations in determining the compensation for our executive officers for the applicable year.
Elements of Executive Compensation
The compensation of our named executive officers consists of base salary, annual cash bonuses and equity awards, as well as employee benefits that are made available to our salaried employees generally. Our named executives are also entitled to compensation and benefits upon certain terminations of employment, including following a change of control transaction, as described under “Employment Letter Agreements” below.
Base Salaries
We pay our named executive officers a base salary to compensate them for the satisfactory performance of services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent and were originally established in each named executive officer’s employment agreement.
Dr. Bedu-Addo received a base salary of $450,000 in 2020. Dr. Conn received a base salary of $ 290,000 in 2020. Dr. Wood received a base salary of $320,000 in 2020. These salaries remained unchanged from the salaries following the Merger. Mr. Saik received his base salary of $84,199 in 2020 until his resignation as of March 23, 2020.
Performance Bonuses
We offer our named executive officers the opportunity to earn annual cash bonuses to compensate them for attaining short-term company and individual performance goals. Each named executive officer has an annual target bonus that is expressed as a percentage of his or her annual base salary. The 2020 target bonus amount for Dr. Bedu-Addo was 50% of his base salary, for Dr. Conn was 30% of his base salary and for Dr. Wood was 30% of her base salary.
Our Compensation Committee, based upon the recommendation of our Chief Executive Officer, establishes Company performance goals each year and, at the completion of the year, generally determines actual bonus payouts after assessing Company performance against these goals and each named executive officer’s individual performance and contributions to the Company’s achievements. For 2020, bonuses were entirely determined based on Company performance in meeting clinical, business development and financial goals.
Equity Compensation
In 2020 we granted stock option awards to our named executive officers as a long-term incentive component of their compensation. We have historically granted stock option awards to named executive officers when they commenced employment with us and have from time to time thereafter made additional grants as, and when, our Board of Directors determined appropriate to recruit, retain or reward particular named executive officers.

We have three equity compensation plans: the 2009 Stock Option Plan, 2014 Equity Incentive Plan and the 2018 Stock Incentive Plan (the “Plans”).
In 2014, our stockholders approved the 2014 Equity Incentive Plan pursuant to which we may grant up to 91,367 shares as ISOs, NQs and restricted stock units (“RSUs”), subject to increases as hereafter described (the “Plan Limit”). In addition, on January 1, 2015 and each January 1 thereafter and prior to the termination of the 2014 Equity Incentive Plan, pursuant to the terms of the 2014 Equity Incentive Plan, the Plan Limit was and shall be increased by the lesser of (x) 4% of the number of shares of Common Stock outstanding as of the immediately preceding December 31 and (y) such lesser number as the Board of Directors may determine in its discretion. In March 2019, the Plan was amended and restated which removed the annual increase component and the available shares at that time under the 2014 Plan was 826,292 shares. See Proposal 3 for further discussion regarding this plan.
In 2018, our stockholders approved the 2018 Stock Incentive Plan pursuant to which the Company may grant up to 558,071 shares as Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Preferred Stock, (v) Stock Reload Options and/or (vi) Other Stock-Based Awards.
Pursuant to the terms of the Plans, ISOs have a term of ten years from the date of grant or such shorter term as may be provided in the option agreement. Unless specified otherwise in an individual option agreement, ISOs generally vest over a four year term and NQs generally vest over a one to five year terms. Unless terminated by the Board, the Plans shall continue to remain effective for a term of ten years or until such time as no further awards may be granted and all awards granted under the Plans are no longer outstanding. As of December 31, 2020, there were 190,799 shares available for grant under the 2018 Stock Incentive Plan.
On June 17, 2019, our Board adopted the 2019 Inducement Plan (the “Inducement Plan”). The Inducement Plan provides for the grant of non-qualified stock options. The Inducement Plan was recommended for approval by the Compensation Committee of the Board and subsequently approved and adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.
On December 8, 2020, our Board amended the Inducement Plan solely to increase the total number of shares of Common Stock reserved for issuance under the Inducement Plan from 200,000 shares to 500,000 shares. The Inducement Plan will be administered by the Compensation Committee of the Board. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, non-qualified stock options under the Inducement Plan may only be made to an employee who has not previously been an employee or member of the Board (or any parent or subsidiary of the Company), or following a bona fide period of non-employment by the Company (or a parent or subsidiary of the Company), if he or she is granted such non-qualified stock options in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary. As of December 31, 2020, there were 421,500 shares available for grant under the Inducement Plan.
Our stock option awards have an exercise price at least equal to the fair market value of our common stock on the date of grant and typically vest as to 25% of the underlying shares on the first anniversary of the date of grant and in equal monthly installments over the following 36 months, subject to the holder’s continued employment with us and potential accelerated vesting in certain circumstances, including as described below for our named executive officers in the section titled “Potential payments upon a change in control.” Our stock option awards may be intended to qualify as incentive stock options under the Code.
In June 2020 we granted Dr. Bedu-Addo, Dr. Conn, and Dr. Wood options to purchase 125,000, 35,000 and 35,000 shares of our common stock, respectively, under the 2014 Plan. In December 2020 we granted Dr. Bedu-Addo, Dr. Conn, and Dr. Wood options to purchase 707,800, 122,400 and 210,500 shares of our common stock, respectively, under the 2014 Plan subject to stockholder approval of our Second Amended and Restated 2014 Equity Incentive Plan under Nasdaq Marketplace Rule 5635(c). These options will not be exercisable until stockholder approval has been obtained. See Proposal 3 for further discussion regarding this plan. All options described above vest as to 25% of the total shares underlying the option on the first anniversary of the grant date and in equal monthly installments over the ensuing 36 months, subject to the executive’s continued service with us through the applicable vesting date.
On December 8, 2020 our Interim CFO, Michael King, was granted 50,000 options to purchase shares of our common stock under the 2014 Plan, all of which were fully vested and exercisable as of the date of grant.

In December 2020, pursuant to Dr. Van Voorhees’ employment agreement, we granted to Dr. Van Voorhees a new hire equity award consisting of an option to purchase 202,800 shares of common stock under the Inducement Plan. The option vests over a four-year period, with 25% of the underlying shares vesting on the first anniversary of Dr. Van Voorhees’ employment commencement date and the remaining 75% of the underlying shares vesting in 36 equal monthly installments thereafter, subject to Dr. Van Voorhees’ continued service with us through the applicable vesting date.
Retirement, Health, Welfare and Additional Benefits
Our executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts, short- and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.
We sponsor a 401(k) defined contribution plan in which our executive officers may participate, subject to limits imposed by the Internal Revenue Code of 1986, as amended, to the same extent as our other full-time employees. Currently, we match 100% of each our employees’ contributions up to 3% of their salary and 50% of each employees’ contribution between 3% and 5% of their salary for a maximum contribution of 4% of the applicable employee’s salary.
Employment Agreements
Frank Bedu-Addo Ph.D.
Pursuant to his employment agreement, dated October 11, 2018, Dr. Bedu-Addo will receive an initial base salary of $275,000 per year and this salary will increase to at least $450,000 in the event that Private PDS becomes a public company, which did occur in March, 2019. Dr. Bedu-Addo is eligible to receive an annual performance-based cash bonus in an amount up to 50% of his base salary. In addition, immediately prior to the Merger, (i) all options to purchase PDS common stock held by Dr. Bedu-Addo became fully vested, and (ii) Dr. Bedu-Addo received a one-time cash payment of $395,000 and a one-time grant of 179,486 options to purchase shares of PDS common stock.
If Dr. Bedu-Addo’s employment is terminated by PDS without cause, by Dr. Bedu-Addo for good reason, or by death, Dr. Bedu-Addo (or his estate) will be entitled to receive (i) all earned but unpaid amounts of his base salary, (ii) all reasonable and documented expenses incurred but unpaid, (iii) his base salary for a period of 24 months following his termination, (iv) reimbursement for certain medical expenses, and (v) a lump sum payment in an amount equal to the greater of (a) the annual incentive bonus paid in the year prior to Dr. Bedu-Addo’s termination (prorated for the period of the year Dr. Bedu-Addo was employed) or (b) the annual incentive bonus earned by Dr. Bedu-Addo in the year he was terminated.
Gregory L. Conn, Ph.D.
Effective as of June 1, 2019, PDS entered into an employment agreement with Dr. Conn, pursuant to which Dr. Conn is employed as PDS’s Chief Scientific Officer. The agreement provides that Dr. Conn will receive an initial base salary of $290,000 per year. Dr. Conn is eligible to receive an annual performance-based cash bonus in an amount up to 30% of his base salary.
If Dr. Conn’s employment is terminated by PDS without cause, by Dr. Conn without good reason, or by death, Dr. Conn (or his estate) is entitled to receive (i) all earned but unpaid amounts of his base salary and (ii) his bonus earned for a calendar year ended on or before the date of such termination. In addition, the Dr. Conn will be entitled to receive (i) a lump sum payment of all other amounts owed to Dr. Conn, and (ii) reimbursement for all reasonable and documented expenses.
Lauren Wood, M.D.
Effective February 1, 2019, PDS entered into an offer letter with Dr. Wood pursuant to which Dr. Wood is employed as PDS’s Chief Medical Officer. The agreement provides that Dr. Wood will receive a base salary of $320,000 per year. Dr. Wood is eligible to receive an annual performance-based cash bonus in an amount up to 30% of her base salary.
Seth L. Van Voorhees, Ph.D.
Effective as of January 1, 2021, PDS entered into an at will employment agreement with Dr. Van Voorhees pursuant to which he is employed as PDS’s Chief Financial Officer. Under the terms of his employment agreement,

Dr. Van Voorhees will receive an annual salary of $300,000, which is subject to adjustment at the discretion of the PDS’s board of directors. Dr. Van Voorhees is also eligible for an annual performance bonus of 35% of his base salary, as determined by our Board or the compensation committee of our Board, provided that Dr. Van Voorhees remains employed with the Company on the last day of the relevant performance period.
The employment agreement further provides that if Dr. Van Voorhees’ employment is terminated by PDS without cause or if he resigns for good reason, then, Dr. Van Voorhees will be entitled to receive (i) a severance payment equal to twelve months’ of his then-current base salary and (ii) reimbursement for health care continuation (COBRA) premiums for up to 6 months following the date of his termination. The employment agreement contains customary non-competition and non-solicitation covenants, as well as an invention assignment agreement.
Andrew Saik
October 31, 2017, Edge entered into an employment agreement with Mr. Saik, pursuant to which he agreed to serve as Edge’s Chief Financial Officer. Mr. Saik remained employed with PDS as its Chief Financial Officer and served as a director of PDS following the consummation of the Merger and later resigned from his role as Chief Financial Officer and as a director on March 20, 2020 in order to pursue other professional endeavors. As Mr. Saik resigned without good reason, he was not entitled to, and did not receive, any of the severance payments or benefits that he would have otherwise been eligible to receive under his employment agreement had he resigned for good reason or been terminated by us without cause.
Outstanding Equity Awards at Year-End
The table below sets forth the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2020.
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Grant Date	Expiration Date
Frank Bedu-Addo, Ph.D.	37,504	62,496	$5.99	6/28/2019	6/29/2029
	53,174		$6.57	7/27/2011	7/27/2021
	219,535		$6.57	12/3/2012	12/3/2022
	53,173		$9.04	3/14/2019	3/14/2029
	179,486		$9.04	3/14/2019	3/14/2029
		125,000	$1.45	6/23/2020	6/23/2030
		707,800	$2.43	12/8/2020	12/8/2030

Gregory Conn, Ph.D.	17,764		$6.87	1/31/2016	1/31/2026
	14,450		$15.33	7/6/2018	7/6/2028
	44,871		$9.04	3/14/2019	3/14/2029
	14,998	25,002	$6.39	6/6/2019	6/6/2029
	35,000	35,000	$1.45	6/23/2020	6/23/2030
		122,400	$2.43	12/8/2020	12/8/2030

Lauren V. Wood, M.D.	23,514	39,201	$6.39	6/6/2019	6/6/2029
		35,000	$1.45	6/23/2020	6/23/2030
		210,500	$2.43	12/8/2020	12/8/2030

Andrew Saik(2)		2,500	$ 299.60	3/1/2018	3/1/2028
		62,715	$6.39	6/6/2019	6/6/2029
		10,000	$ 214.60	11/1/2017	11/1/2027
		8,300	$22.00	6/19/2018	6/19/2022
(1)
Except as otherwise noted, options vest with respect to one-fourth of the underlying shares on the first anniversary of the grant date and in equal installments of 1⁄36 of the underlying shares on each monthly anniversary of the grant date thereafter for the subsequent 36 months. On December 8, 2020 Frank Bedu-Addo, Gregory Conn and Lauren Wood were awarded options at an exercise price of $2.43 in the amounts of 707,800, 122,400 and 210,500, respectively, under the 2014 Plan subject to stockholder approval of our Second Amended and Restated 2014 Equity Incentive Plan under Nasdaq Marketplace Rule 5635(c). These options will not be exercisable until stockholder approval has been obtained. See Proposal 3 for further discussion regarding this plan. All options described above vest as to 25% of the total shares underlying the option on the first anniversary of the grant date and in equal monthly installments over the ensuing 36 months, subject to the executive’s continued service with us through the applicable vesting date.
(2)	Mr. Saik resigned from the Company on March 20, 2020, and all of his outstanding options expired as of December 31, 2020.
Director Compensation
Director Compensation Policy
On June 28, 2019, we adopted a director compensation policy based on Edge’s existing director compensation program. Pursuant to the policy, the annual retainer for non-employee directors is $40,000 and the annual retainer for the chair of the board of directors is $70,000. This director compensation remained unchanged in 2020. Annual retainers for committee membership are as follows:
Committee	Annual Retainer
Audit Committee Chairperson	$18,500
Audit Committee Member	$8,000
Compensation Committee Chairperson	$15,000
Compensation Committee Member	$7,500
Nominating and Corporate Governance Committee Chairperson	$8,000
Nominating and Corporate Governance Committee Member	$4,000
These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on our board of directors, on such committee or in such position. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the board of directors and any committee of the board of directors on which they serve and in connection with other business related to the board of directors. Directors may also be reimbursed for reasonable out-of-pocket business expenses authorized by the board of directors or a committee that are incurred in connection with attending conferences or meetings with management in accordance with a travel policy, as may be in effect from time to time.
In addition to the above fees, the board of directors may determine that additional committee fees are appropriate and should be payable for any newly created committee of the board of directors.
In addition, we grant to new non-employee directors upon their initial election to the board of directors, an option to purchase 9,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant. Each of these options has a term of 10 years from the date of the award and 1/3 of these options vest upon each of the first, second and third anniversaries of the date of grant, subject to the non-employee director’s continued service as a director. This vesting accelerates as to 100% of the shares upon a change in control of the Company.
Further, on the dates of each of our annual meetings of stockholders, each non-employee director that has served on our board of directors for at least six months automatically receives an option to purchase 9,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of the grant and each non-employee director that has served on our board of directors for less than six months shall receive a pro rata share of such options. Each of these options has a term of 10 years from the date of the award and 1/3 of these options vest upon each of the first, second and third anniversaries of the date of grant, subject to the non-employee director’s continued service as a director, with 100% acceleration of vesting upon a change in control of the Company.

The table below summarizes the compensation paid by PDS to each non-employee director for the year ended December 31, 2020:
Name	Fees Earned Or Paid in Cash $	Option Awards $ (1)	Total $
Gregory Freitag, J.D., CPA(2)	60,856	10,044(2)	70,900
De Lyle W. Bloomquist(3)	41,912	10,044(3)	51,956
Sir Richard Sykes(4)	51,500	10,044(4)	61,544
Stephen Glover(5)	93,000	10,044(5)	103,044
Kamil Ali-Jackson, Esq.(6)	54,603	12,290(6)	66,893
Ilian Iliev, Ph.D.(7)	38,462	4,570(7)	43,032
Otis Brawley, M.D.(8)	6,413	18,774(8)	25,187
(1)
The amounts shown in this column do not reflect actual compensation received by our directors. The amounts reflect the grant date fair value of option awards and are calculated in accordance with the provisions of FASB Accounting Standards Codification Topic 718 Compensation - Stock Compensation (“ASC Topic 718”), and assume no forfeiture rate derived in the calculation of the grant date fair value of these awards. Assumptions used in calculating the value of these awards are included in Note 11, “Stock-based Compensation” in the notes to the Company’s financial statements included in our most recent Annual Report on Form 10-K. The director will only realize compensation to the extent the trading price of PDS’s common stock is greater than the exercise price of such stock options at the time such options are exercised.

(2)	Mr. Freitag was appointed as a director of our Board on March 15, 2019 in connection with the Merger. Mr. Freitag held an aggregate of 46,867 option awards as of December 31, 2020.
(3)
Mr. Bloomquist was appointed as a director of our Board on March 15, 2019 in connection with the Merger. Mr. Bloomquist held an aggregate of 29,218 option awards as of December 31, 2020. As disclosed above, on January 26, 2021, Mr. Bloomquist notified our board of directors of his decision to not stand for re-election at the Annual Meeting.

(4)	Sir Richard Sykes was appointed as director of our Board on March 15, 2019 in connection with the Merger. Sir Richard Sykes held an aggregate of 44,474 option awards as of December 31, 2020.
(5)	Mr. Glover was appointed to our Board on April 2, 2019. Mr. Glover held an aggregate of 18,000 option awards as of December 31, 2020.
(6)	Ms. Ali-Jackson was appointed to our Board on February 21, 2020. Ms. Ali-Jackson held an aggregate of 12,033 option awards as of December 31, 2020.
(7)	Dr. Iliev was appointed to our Board on April 8, 2020. Dr. Iliev held an aggregate of 6,374 option awards as of December 31, 2020.
(8)	Dr. Brawley was appointed to our Board on November 3, 2020. Dr. Brawley held an aggregate of 9,000 option awards as of December 31, 2020.
Commitment to Corporate Responsibility
PDS’s corporate responsibility is fundamental to our long-term success. It is also now more than ever important to our stakeholders. We have a commitment to environmental, social and governance (“ESG”) issues.
Environmental Factors: As we continue to expand our operations, we have initiated certain projects to begin tracking our environmental impact, and where feasible, have taken measures to increase our sustainability efforts. Some of our efforts include our commitment to reduce, reuse or recycle where possible or appropriate.
Social Factors: Our future performance depends significantly upon the continued service of our key employees and personnel and our continued ability to attract and retain highly skilled employees. We provide our employees with competitive salaries and bonuses, opportunities for equity ownership, development programs that enable continued learning and growth and a robust employment package that promotes well-being across all aspects of their lives. In addition to salaries, these programs include potential annual discretionary bonuses, stock awards, a 401(k) plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, and flexible work schedules, among other benefits. We have taken proactive, aggressive action throughout the COVID-19 pandemic to protect the health and safety of our employees. We expect to continue to implement these measures until we determine that the COVID-19 pandemic is adequately contained for purposes of our business. We may take further actions, in compliance with all appropriate government regulations, that we determine to be in the best interest of our employees.
Diversity and Inclusion: We strive to invest in and create ongoing opportunities for employee development in a diverse and inclusive environment in which each team member plays a unique and vital role. It starts at the top, where we have racially diverse directors and a racially diverse Chief Executive Officer. We believe that a diverse workforce not only positively impacts our performance and strengthens our culture, but it also cultivates an essential pipeline of experienced leaders for management. Hiring for diversity of thought, background and experience, and diversity of personal characteristics such as gender, race and ethnicity continues to be an area of focus as we grow our company.
Ethics and Corporate Governance: We aspire to maintain the highest ethical standards. All of our employees are required to adhere to our Code of Conduct, which provides, among other things, that all of our employees, officers and directors must (i) act with integrity and observe the highest ethical standards of business conduct in his or her dealings with our customers, suppliers, partners, service providers, competitors, employees and anyone else with whom he or she has contact in the course of performing his or her job, and (ii) conduct relationships with colleagues and business relationships with competitors, suppliers and customers free of any discrimination, including based on race, color, creed, religion, age, sex, sexual preference, national origin, marital status, veteran status, handicap or disability.
We will continue to focus on ESG issues during 2021.
ANTI-HEDGING/ANTI-PLEDGING POLICY
Pursuant to our insider trading policy, our employees, executive officers and directors may not (a) hold our securities in a margin account, (b) pledge our securities as collateral for a loan or (c) enter into hedging or monetization transactions or similar arrangements with respect to our securities, in each case without the advance approval of our compliance officer.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.
The following table sets forth information with respect to the beneficial ownership of our common stock as of April 26, 2021, or the Record Date, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock (our only classes of voting securities), (ii) each of our directors and executive officers, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o PDS Biotechnology Corporation, 25B Vreeland Road, Suite 300, Florham Park, NJ 07932.
	Beneficial Ownership
Name of Beneficial Owner	Shares	%(1)
Greater than 5% Stockholders:
NetScientific plc(2)	1,286,507	5.8%
Melvin A. Lawson(3)	1,258,923	5.7%
PDS Named Executive Officers and Directors:
Frank Bedu-Addo, Ph.D.(4)	1,205,049	5.4%
Sir Richard Sykes(5)	477,522	2.1%
De Lyle W. Bloomquist(6)	819,056	3.7%
Gregory Freitag(7)	75,078	*
Stephen Glover(8)	63,848	*
Kamil Ali-Jackson, Esq.(9)	3,970	*
Ilian Iliev, Ph.D.(10)	2,103	*
Otis Brawley, M.D.	—	*
Gregory L. Conn(11)	221,376	1.0%
Lauren V. Wood(12)	40,099	*
Seth L. Van Voorhees, Ph.D.(13)	—	*
Andrew Saik(14)		*
All current executive officers and directors as a group (11 persons)	2,908,101	13.1%
*	Less than 1%
(1)
Percentage ownership is based on 22,278,261 shares of common stock outstanding as of the Record Date, together with securities exercisable or convertible into shares of common stock within 60 days after the Record Date, for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)
Based on information disclosed in a Schedule 13D/A filed with the SEC on August 21, 2020 by NetScientific Plc (“NetScientific”), according to which NetScientific holds 1,282,670 shares of common stock directly and 3,837 shares subject to an outstanding warrant exercisable within 60 days of the Record Date. The principal business address of NetScientific is 30 St. Mary Axe, London, EC3A 8BF, United Kingdom.

(3)
Based on information disclosed in a Schedule 13D/A filed with the SEC on August 21, 2020 by Melvin Lawson (“Lawson”), according to which Lawson holds 1,258,923 shares of common stock directly. Mr. Lawson beneficially owns approximately 29.98% of the issued share capital of NetScientific. The principal business address for Lawson is c/o The Beckman Group, 2nd Floor, 25 Old Burlington Street, London, W1S 3AN.

(4)	Includes 620,507 shares of common stock and 584,542 shares subject to outstanding options exercisable within 60 days of the Record Date.

(5)	Includes 445,108 shares of common stock and 32,414 shares subject to outstanding options exercisable within 60 days of the Record Date.
(6)
Includes 605,023 shares of common stock held by Asklepios Capital 180,918 held by Mr. Bloomquist individually and 17,158 shares subject to outstanding options exercisable within 60 days of the Record Date and 15,957 shares subject to outstanding warrants exercisable within 60 days of the Record Date. Mr. Bloomquist is a partner of Asklepios Capital LLC. The business address of Asklepios Capital LLC is 10244 E. Windrunner Dr., Scottsdale, Arizona 85255. As disclosed above, on January 26, 2021, Mr. Bloomquist notified our board of directors of his decision to not stand for re-election at the Annual Meeting.

(7)	Includes 40,271 shares of common stock and 34,807 shares subject to outstanding options exercisable within 60 days of the Record Date.
(8)	Includes 57,908 shares of common stock and 5,940 shares subject to outstanding options exercisable within 60 days of the Record Date.
(9)	Includes 3,970 shares subject to outstanding options exercisable within 60 days of the Record Date.
(10)
Includes 2,103 shares subject to outstanding options exercisable within 60 days of the Record Date. On April 8, 2020, the Company’s board, based upon the recommendation of the Nominating and Corporate Governance Committee of the board, appointed Ilian Iliev, Ph.D., as a director and new member of the Board. Dr. Iliev was presented to the Company’s board as a designee for approval by NetScientific plc or NetScientific, pursuant to the board designee rights granted to NetScientific in connection with the Company’s February 2020 public offering, as previously disclosed. Dr. Iliev is a non-executive director of NetScientific. Dr. Iliev is not deemed to be the beneficial owner of any of the shares of our common stock or warrants held by NetScientific.

(11)	Includes 115,545 shares of common stock and 105,831 shares subject to outstanding options exercisable within 60 days of the Record Date.
(12)	Includes 40,099 shares subject to outstanding options exercisable within 60 days of the Record Date.
(13)	Dr. Van Voorhees’ employment with the Company began on January 1, 2021.
(14)
Mr. Saik is the former Chief Financial Officer and a former director of the Company. Mr. Saik resigned as the Chief Financial Officer and as a director of the Company on March 20, 2020. Mr. Saik’s beneficial ownership includes 125,548 shares of common stock and 0 shares subject to outstanding options exercisable within 60 days of the Record Date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers (as defined under Section 16(a) of the Exchange Act), directors and persons who own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based on our records and other information, we believe that each of our executive officers, directors and certain beneficial owners of PDS’s common stock complied with all Section 16(a) filing requirements applicable to them during 2020 on a timely basis except that Otis Brawley, M.D., one of our directors, filed a Form 4 on November 6, 2020, which was one business day after the Form 4 filing deadline of November 5, 2020.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION
PLANS AS OF DECEMBER 31, 2020
The following table contains information about our equity compensation plans as of December 31, 2020.
	(A)	(B)	(C)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of Securities Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	1,530,420	$12.21	311,755
Equity compensation plans not approved by security holders	120,477	$7.53	442,173
Total	1,650,897	$11.87	753,928

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
The following is a summary of transactions since January 1, 2020 and all currently proposed transactions, to which either Edge or PDS has been a participant, in which:
•	the amounts exceeded or will exceed the lesser of $120,000 and 1% of the average of PDS’s total assets at year-end for the fiscal years ended December 31, 2020 and 2019; and
•
any of the directors, executive officers or holders of more than 5% of the respective capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Our Audit Committee is charged with the responsibility of reviewing and approving all related person transactions (as defined in SEC regulations), and periodically reassessing any related person transaction entered into by PDS to ensure continued appropriateness. This responsibility is set forth in our Audit Committee charter. A related party transaction will only be approved if the members of the Audit Committee determine that the transaction is in the best interests of PDS. If a director is involved in the transaction, he or she will recuse himself or herself from all decisions regarding the transaction. In addition, the Audit Committee will review these transactions under our Code of Conduct, which governs conflicts of interests, among other matters, and is applicable to our employees, officers and directors.
Indemnification Agreements
PDS entered into Indemnification Agreements with each of PDS’s then current executive officers and directors on June 28, 2019. Pursuant to these agreements, PDS agreed to indemnify the Board Members against any and all expenses incurred by them resulting from their status as one of PDS’s executive officers or directors, as applicable, to the fullest extent permitted by Delaware law, PDS’s certificate of incorporation and PDS’s bylaws, except in limited circumstances. In addition, these indemnification agreements provide that, to the fullest extent permitted by Delaware law, PDS will pay for all expenses incurred by the Board Member or Executive Officer in connection with a legal proceeding arising out of their service to PDS.
In connection with their appointment as directors, PDS entered into Indemnification Agreements consistent with the terms described above with each of Kamil Ali-Jackson, Esq. Ilian Iliev, Ph.D. and Otis Brawley, M.D. On January 1, 2021 PDS entered into an indemnification agreement with Seth L. Van Voorhees, Ph.D., PDS’s Chief Financial Officer.
Employment Agreements
Please reference the employment agreements described above under the “Executive Compensation” section.
Consulting Agreements
On June 23, 2020, the Board of Directors of PDS appointed Michael King as interim Chief Financial Officer. Mr. King replaced Janetta Trochimiuk as interim Principal Accounting Officer and Frank Bedu- Addo, Ph.D., as interim Principal Financial Officer. Mr. King, joined Private PDS in 2014 as the Chief Financial Officer. Mr. King helped take Private PDS public in connection with the Merger in March 2019 and continued to serve as a financial consultant to PDS following the Merger. In connection with his services to PDS as interim Chief Financial Officer, Mr. King received a consulting fee of $17,000 per month. On December 8, 2020 the Board of Directors of PDS granted Mr. King 50,000 options, all of which were fully vested and exercisable as of the date of grant. Mr. King will continue to serve PDS as a consultant through June 30, 2021.
February 2020 Public Offering
In February 2020, we completed an underwritten public offering, in which we sold 10,000,000 shares of common stock at a public offering price of $1.30 per share. The shares sold included 769,230 shares issued upon the exercise by the underwriter of its option to purchase additional shares at the public offering price. We received gross proceeds of approximately $13.0 million and net proceeds of approximately $11.9 million after deducting underwriting discounts and commissions. Certain members of management and certain members of our board of directors purchased approximately $0.675 million of our common stock in the public offering at the public offering price. Additionally, one of our existing stockholders, NetScientific plc (“NetScientific”), purchased approximately $0.65 million of our common stock in the public offering at the public offering price.

In connection with NetScientific’s participation in the public offering, our board of directors agreed, via e-mail, to (i) increase the number of authorized directors serving on our board of directors from seven directors to eight directors and to appoint a designee of NetScientific to our board of directors to fill the vacancy created by such newly created directorship, subject to such designee’s approval by our Nominating and Corporate Governance Committee, and (ii) nominate the member of the board of directors so designated by NetScientific for election at our next annual meeting of stockholders.
On April 8, 2020, our board of directors, based upon the recommendation of our Nominating and Corporate Governance Committee, appointed Ilian Iliev, Ph.D., as a director and new member of the Board, effective April 8, 2020. Dr. Iliev was presented to the Board as a designee for approval by NetScientific, pursuant to the board designation rights granted to NetScientific in connection with the public offering.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to PDS for the fiscal years ended December 31, 2020 and 2019, by KPMG LLP, PDS’s independent registered public accounting firm.
	Fiscal Year Ended 2019	Fiscal Year Ended 2020
Audit Fees	$510,000	$555,000
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$510,000	$555,000
Audit fees: Audit fees consist of fees associated with the annual audit of our financial statements, the reviews of our interim financial statements, fees consist of fees incurred in connection with the issuance of consent and comfort letters in connection with registration statement filings with the SEC and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.
Audit-related fees: Audit-related fees includes fees for services that are traditionally performed by the auditor such as audits of employee benefit plans sponsored by the company, due diligence assistance, SOC engagements, audits of financial statements of a carve-out entity in anticipation of a subsequent divestiture and other attest services.
Tax fees: Tax fees consist of fees for tax services, including tax compliance, and related expenses.
All KPMG LLP services and fees in the fiscal years ended December 31, 2019 and 2020 were pre-approved by the Audit Committee or its properly delegated authority.
Pre-approval Policies and Procedures
The Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, KPMG LLP. The Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
If KPMG LLP renders services other than audit services to us, the Audit Committee will determine whether the rendering of these services is compatible with maintaining KPMG LLP’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.
Report of the Audit Committee of the Board of Directors
The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Capital Market, has furnished the following report:
The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.pdsbiotech.com. The Audit Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of independent registered public accountants.
The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2020 with the Company’s management.. The Audit Committee also received the written disclosures and the letter from KPMG LLP, the Company’s independent registered public accounting firm, required by applicable requirements of the by Auditing Standard N0. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with KPMG LLP the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
Members of the PDS Biotechnology Corporation Audit Committee.
Mr. Gregory Freitag
Mr. Stephen Glover
Ms. Kamil Ali-Jackson, Esq.
The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

PROPOSAL 3

APPROVAL OF THE SECOND AMENDED AND RESTATED PDS BIOTECHNOLOGY CORPORATION 2014 EQUITY INCENTIVE PLAN
General
On December 8, 2020, the Board adopted, subject to stockholder approval, the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Inventive Plan (the “Restated Plan”), which would amend and restate the Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (the “Current Plan”). The Restated Plan is identical to the Current Plan in all material respects, except as follows: (a) if the Restated Plan is approved, the number of shares of Common Stock authorized for issuance under the Restated Plan will increase from 826,292 shares to 3,339,243 shares, plus the total number of shares that remained available for issuance, that are not covered by outstanding awards issued under the Current Plan, immediately prior to December 8, 2020; and (b) if the Restated Plan is approved, the Restated Plan will terminate on December 7, 2030, unless earlier terminated. The Current Plan is scheduled to terminate on January 17, 2029.
In order to be able to attract and retain employees, directors and consultants, it is essential that PDS is able to continue to offer a competitive equity compensation program. Contingent on stockholder approval, the Board has approved the Restated Plan, which authorizes the issuance of a number of shares in an amount equal to 3,339,243 shares, plus the total number of shares of common stock that remain available for issuance under, and are not covered by outstanding awards issued under, the Current Plan. As described above, on December 8, 2020, Dr. Bedu-Addo, Dr. Conn, and Dr. Wood were granted an aggregate of 1,040,700 stock options by the Board under the Restated Plan, contingent upon stockholder approval (the “Contingent Grants”). If the Restated Plan is approved, the shares underlying the Contingent Grants will be deducted from the shares available for new equity award grants under the Restated Plan.
In order to be able to attract and retain employees, directors and consultants, it is essential that PDS is able to continue to offer a competitive equity compensation program. As described above, on December 8, 2020, Dr. Bedu-Addo, Dr. Conn, and Dr. Wood were granted an aggregate of 1,040,700 stock options by the Board under the Restated Plan, contingent upon stockholder approval (the “Contingent Grants”). If the Restated Plan is approved, the shares underlying the Contingent Grants will be deducted from the shares available for new equity award grants under the Restated Plan.
Stockholder approval of the share increase to our Restated Plan is required (i) for purposes of complying with the stockholder approval requirements for listing our shares on the Nasdaq, and (ii) to comply with the incentive stock options rules under Section 422 of the Code. A copy of the Restated Plan, is provided in Appendix A. In the event of any inconsistency between the summary of the Restated Plan contained herein and the Restated Plan, the Restated Plan will control.
Basis for Board of Directors’ Adoption of the Restated Plan
Prior to adopting the Restated Plan, the Board and the Compensation Committee of the Board (the “Compensation Committee”), considered the various aspects of the Restated Plan, including the number of shares to be authorized under the Restated Plan, the cost of issuing additional shares, the impact of share dilution on PDS’s existing stockholders and the central role of equity-based incentive compensation in our executive compensation program. The Board’s purposes in adopting the Restated Plan are to ensure the longevity, effectiveness and administrative flexibility of the long-term equity incentive component of our executive compensation program. The Board and the Compensation Committee believe that it is essential to increase the number of shares that we may issue under our equity compensation program in order retain and reward our executive officers and key employees. If the Restated Plan is not approved by stockholders, we will not have the flexibility to grant equity-based incentive compensation at levels that the Board and the Compensation Committee believe to be critical to attracting, retaining and motivating our service providers and to reward them for their contributions to our success and the growth in value of our stock. In addition, the Contingent Grants will be cancelled.
Based on the foregoing considerations, the Board and the Compensation Committee concluded that it is in the best interests of PDS and its stockholders for its stockholders to approve the Restated Plan. The PDS Board and the Compensation Committee determined that the costs to PDS’s stockholders of approving the Restated Plan would be outweighed by the benefits to be achieved by appropriately compensated and motivated employees, directors and consultants. If the Restated Plan is approved, the Board and the Compensation Committee will continue to monitor and evaluate the benefits and risks to the company and its stockholders in granting the shares available for issuance under the Restated Plan.
Information Regarding Overhang and Dilution
We considered both our total equity “overhang” and our historical and projected annual “burn rate” in developing our share increase to the Restated Plan and analyzing the impact of using equity as a means of compensation on our stockholders. Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future awards and (c) the number of shares outstanding. As of the Record Date, disregarding the Contingent Grants, there were 1,466,925 shares of common stock underlying all equity awards outstanding, 367,494 shares of common stock available for future awards, and the number of shares of common stock outstanding as of the Record Date was 22,278,261 shares, or 24,112,680 shares when equity awards outstanding and shares available for grant are included. Accordingly, our overhang under the Current Plan as of the Record Date was 10%. If the additional shares of common stock proposed to be authorized for grant under the Restated Plan are included in the calculation, our overhang on the date of approval of the Restated Plan, June 17, 2021, would be 20%.
The following table sets forth information regarding awards granted under all equity incentive plans during 2018, 2019 and 2020 (through December 31, 2020 but excluding the Contingent Grants), the burn rate for each such year and the average burn rate over such period, in each case, for stock-settled awards. A company’s “burn rate” is a measure of the speed at which the company uses shares available for grant under the company’s equity compensation plans, and shows the potential dilutive effect of equity grants on the company’s outstanding equity over the course of a year. Burn rate provides a measure of the potential dilutive impact of our Current Plan which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding.
Calendar Year	AWARDS GRANTED	WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING	BURN RATE
2020	331,407	16,745,044	2%
2019	826,637	4,868,079	17%
2018	194,328	3,337,351	6%
Three Year Average Burn Rate	450,791	8,316,825	5%
Summary of the Restated Plan
The Restated Plan includes a number of features that will reinforce the alignment between the interests of participants in the Restated Plan and those of the company’s stockholders. These provisions include, but are not limited to, the following:
No Discounted Options or SARs. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
No Repricing, Replacement or Buy Back without Stockholder Approval. PDS may not reprice, replace or buy back any Award, including an underwater stock option or SAR, without stockholder approval.
No Evergreen Provision. The Restated Plan does not contain an “evergreen” feature that automatically increases the number of shares available for issuance pursuant to awards. Therefore, PDS must obtain stockholder approval each time it desires to authorize additional shares for awards.
No Liberal Share Recycling. Any shares tendered in payment of an exercise price or the tax liability with respect to an award, including shares withheld from any such award, will not be available for future awards under the Restated Plan.
Non-Employee Director Limit. Under the Restated Plan, the sum of any cash compensation and the grant date fair value of Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards

Codification Topic 718, or any successor thereto) granted under the Plan to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $500,000 for an annual grant, provided however, in a non-employee director’s first year of service, compensation for services may not exceed $1,000,000. The Compensation Committee may make exceptions to these limits for individual non-employee directors only in extraordinary circumstances.
Recoupment. Awards granted under the Restated Plan (and all shares acquired thereunder) are subject to mandatory repayment and clawback pursuant to the terms of PDS’s corporate governance guidelines, and as may otherwise be required under any federal or state laws or the listing requirements of any applicable securities exchange.
No Transferability. No Award may be transferred, assigned, pledged or encumbered by a participant to any third party except pursuant to the laws of descent and distribution or as approved by the Compensation Committee for estate planning or charitable purposes.
No Automatic Grants. The Restated Plan does not provide for “reload” or other automatic grants to participants.
No Tax Gross-Ups. The Restated Plan does not provide for any tax gross-ups to participants.
General
Under the Restated Plan, PDS may grant awards, or Awards, with respect to its common stock to employees and consultants of the company and its subsidiaries, as well as non-employee members of any board of directors or board of managers of the company or of its subsidiaries. Awards may consist of restricted stock, restricted stock units, or PDS RSUs, stock options, stock appreciation rights, or SARs, and other stock-based awards. Each Award will be governed by the provisions of the Restated Plan and the applicable Award agreement. The Restated Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974, as amended. The Restated Plan will become effective subject to its approval by PDS’s stockholders.
Purpose
The general purpose of the Restated Plan is to provide an effective method of compensating employees and consultants, non-employee directors of the company and its subsidiaries and non-employee directors of the board of directors of the company, and to align the interests of these individuals with those of the company’s stockholders. The Restated Plan will accomplish these goals by allowing eligible employees, consultants and non-employee directors of the company and its subsidiaries to receive Awards.
Administration
The Restated Plan is administered by PDS’s Compensation Committee, which has the power to: (i) select the employees, consultants and non-employee directors who will receive Awards pursuant to the Restated Plan; (ii) determine the type or types of Awards to be granted to each participant; (iii) determine the number of shares of common stock to which an Award will relate, the terms and conditions of any Award granted under the Restated Plan, and all other matters to be determined in connection with an Award; (iv) determine the exercise price or purchase price (if any) of an Award; (v) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, or surrendered; (vi) determine whether performance goals to which an Award is subject are satisfied; (vii) correct any defect or supply any omission or reconcile any inconsistency in the Restated Plan, and adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the Restated Plan as it may deem necessary or advisable; and (viii) construe and interpret the Restated Plan and make all other determinations as it may deem necessary or advisable for the administration of the Restated Plan. The Compensation Committee may delegate some or all of its powers to any of PDS’s executive officers or any other person, other than its authority to grant Awards to certain individuals (such as board members and executive officers).
Eligibility
All of PDS’s employees and consultants, all employees and consultants of PDS’s subsidiaries, and all non-employee members of PDS’s board of directors and those of PDS’s subsidiaries are eligible to receive Awards under the Restated Plan. As of the Record Date, 7 non-employee directors, 17 employees, and 10 consultants are eligible to participate in the Restated Plan.

Shares Available Under the Restated Plan
If the Restated Plan is approved, the number of shares that will be available for grant pursuant to Awards under the Restated Plan will be an amount equal to shares, plus the total number of shares that remained available for issuance, and are not covered by outstanding awards issued under the Current Plan. This is referred to as the “Plan Limit.” The Plan Limit shall be, without duplication, (x) reduced on the date of grant of any Award by one share for each share of common stock made subject to an Award granted under the Restated Plan, (y) increased by the number of shares underlying an Award or portion thereof granted under the Restated Plan or the Current Plan, the Edge Therapeutics, Inc. 2010 Equity Incentive Plan or the Edge Therapeutics, Inc. 2012 Equity Incentive Plan (the “Prior Plans”), that is forfeited, cancelled or otherwise terminates, expires or is settled for any reason whatsoever without an actual distribution of shares, and (z) increased, on the applicable forfeiture date, by the number of shares of common stock that are forfeited back to PDS after issuance due to a failure to meet a contingency or condition with respect to any Award or portion thereof granted under the Prior Plans, Restated Plan, or the Current Plan. The Plan Limit shall also be reduced by the number of shares underlying the Contingent Grants.
Any shares tendered by a participant in payment of an exercise price for an Award (or an award granted under the Current Plan) or the tax liability with respect to an Award (or an award granted under the Current Plan) including shares withheld from any such Award or award, will not be available for future Awards hereunder. Common stock awarded under the Restated Plan may be reserved or made available from PDS’s authorized and unissued common stock or from common stock reacquired and held in PDS’s treasury. Any shares of common stock issued by PDS through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares of common stock available for Awards under the Restated Plan.
The maximum number of shares that may be granted through the exercise of incentive stock options is 11,000,000 shares. In addition, under the Restated Plan, the sum of any cash compensation and the grant date fair value of Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $500,000 for an annual grant, provided, however, in a non-employee director’s first year of service, compensation for services may not exceed $1,000,000. The Compensation Committee may make exceptions to these limits for individual non-employee directors only in extraordinary circumstances.
Awards — Generally
Awards may be granted on the terms and conditions described below. In addition, the Compensation Committee may impose on any Award or the settlement or exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Restated Plan, as the Compensation Committee may determine, including without limitation terms requiring forfeiture of Awards in the event of the termination of service of the participant. The right of a participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance goals as may be determined by the Compensation Committee. Each Award will be evidenced by an Award agreement that will include additional terms and conditions that may be applicable to such Award.
Awards — Performance Goals
In the discretion of the Compensation Committee, any Award may be granted subject to performance goals that must be met by the end of a certain specified performance period. Performance goals may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or the subsidiary, division, department or function within PDS or any subsidiary in which the participant is employed. Performance goals may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Performance goals may, without limitation, be based on the following: specified levels of or increases in return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA); net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total shareholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; customer or employee satisfaction; individual objectives; operating efficiency; regulatory body approvals for commercialization of products; implementation or completion of critical projects or related milestones (including, without limitation, milestones such as clinical trial enrollment targets, commencement of phases of clinical trials and completion of phases of clinical trials); partnering or similar transactions; any combination of any of the foregoing criteria; or any other metric as determined by the Compensation Committee.
Awards — Types of Awards
Restricted Stock. In a restricted stock award, a participant receives a grant of shares of common stock that are subject to certain restrictions, including forfeiture of such stock upon the happening of certain events. Unless otherwise provided in an award agreement, during the restriction period, holders of restricted stock will have all the rights of a stockholder with respect to the restricted stock, including, without limitation, the right to receive dividends (whether in cash or additional shares of common stock) and to vote shares of restricted stock, provided that any dividends declared on restricted stock shall be subject to the same restrictions as the underlying restricted stock and any cash dividends shall be held by PDS and released to the participant upon the vesting of the underlying restricted stock.
Restricted Stock Units. A PDS RSU is a grant of the right to receive a payment in PDS’s common stock or cash, or in a combination thereof, equal to the fair market value of a share of PDS’s common stock on the expiration of the applicable restriction period or periods. During such period or periods, the participant will generally have no rights as a stockholder with respect to any such shares. However, the Compensation Committee may provide in an Award that amounts equal to any dividends declared during the restriction period will be credited to the participant’s account and deemed to be reinvested in additional PDS RSUs that will be subject to the same forfeiture restriction as the PDS RSUs to which the dividend equivalent payment relates.
Stock Options. Stock options granted under the Restated Plan may be either ISOs or non-qualified options. The exercise price of an option shall be determined by the Compensation Committee, but must be at least 100% of the fair market value of PDS’s common stock on the date of the grant. As of the Record Date, fair market value of a share of PDS common stock, determined by the last reported sale price per share of common stock on that date was $5.84. If the participant owns, directly or indirectly, shares constituting more than 10% of the total voting power of all classes of PDS’s stock or the stock of any subsidiary, the exercise price of an incentive stock option must be at least 110% of the fair market value of a share of common stock on the date the incentive stock option is granted. Each Award of an option shall specify the time or times at which the option may be exercised and any terms and conditions applicable to the option, including (i) a vesting schedule which may be based upon the passage of time, attainment of performance goals, or a combination thereof, (ii) whether the exercise price for an option shall be paid in cash, with shares of common stock, with a combination of cash and shares of common stock, or with other legal consideration, (iii) the methods of payment, which may include payment through cashless and net exercise arrangements, to the extent permitted by applicable law and (iv) the methods by which, and/or the time at which, common stock will be delivered or deemed to be delivered to a participant upon exercise of an option. The term of an option may not exceed ten years from the date of grant (or five years from the date of grant in the case of an incentive stock option granted to a participant who owns, directly or indirectly, shares constituting more than 10% of the total voting power of all classes of PDS’s stock or the stock of any subsidiary).
Stock Appreciation Rights. A grant of a SAR entitles the holder to receive, upon exercise of the SAR, the excess of the fair market value of one share of PDS’s common stock on the date of exercise over the grant price of the SAR as determined by the Compensation Committee. SARs will be settled either in cash, shares of common stock, or a combination of the foregoing. The grant price of a SAR may never be less than 100% of the fair market value of a share of common stock on the date of grant. The term of an SAR shall be no greater than ten years from the date of grant.
Other Stock-Based Awards. The Compensation Committee is authorized, subject to limitations under applicable law, to grant participants any type of Award that is payable in, or valued in whole or in part by reference to shares of PDS’s common stock, and that is deemed by the Compensation Committee to be consistent with the purposes of the Restated Plan, including, without limitation, dividend equivalents, performance shares and performance units.

Change in Control and other Corporate Transactions
With respect to SARs and options outstanding on a change of control, the Compensation Committee in its discretion generally may (a) cancel any outstanding options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the fair market value of the common stock underlying the unexercised portion of the option or SAR as of the date of the change in control over the exercise price or grant price; (b) terminate any option or SAR, effective immediately prior to the change in control, provided that the participant has an opportunity to exercise his or her Award within a specified period following a written notice of the change in control; (c) terminate any options or SARs if the applicable performance goals were not satisfied as of the change in control; (d) require the successor or acquiring company (or its parents or subsidiaries) to assume any outstanding option or SAR or to substitute options or SARs with Awards involving the common equity securities of an acquirer or successor on terms and conditions necessary to preserve the rights of participants, or (e) take such other actions as the Compensation Committee believes may be appropriate. With respect to Restricted Stock, PDS RSUs or other Awards, the Compensation Committee generally may (a) provide in an Award agreement that, upon the occurrence of a change in control, any vested Restricted Stock, PDS RSUs and other Awards shall become immediately vested and/or payable, provided that if such Awards constitute “non-qualified deferred compensation” (within the meaning of Code Section 409A) such change in control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v), (vi) or (vii); (b) with respect to any Restricted Stock, PDS RSUs or other Awards that do not constitute “non-qualified deferred compensation,” elect to settle such PDS RSUs and other Awards upon a change in control, (c) terminate any Restricted Stock, PDS RSUs or other Awards if the applicable performance goals were not satisfied as of the change in control, (d) require the successor or acquiring company (or its parents or subsidiaries), following a change in control, to assume such Restricted Stock, PDS RSUs and other Awards or to substitute such Awards with Awards involving the equity securities of the acquiring or successor company on terms and conditions so as to preserve the rights of participants, or (e) take such other actions as the Compensation Committee believes may be appropriate (including terminating such Awards for a cash payment equal to the fair market value of the underlying shares).
Certain Corporate Transactions
In order to prevent dilution or enlargement of the rights of participants under the Restated Plan as a result of any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event that affects PDS’s common stock, the Compensation Committee shall adjust (i) the number and kind of shares of common stock which may be issued in connection with Awards to participants, (ii) the number and kind of shares of common stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of common stock available under the Restated Plan, and (iv) the exercise or grant price relating to any Award. In addition, the Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any performance goals, in recognition of unusual or nonrecurring events (including, without limitation, events described above) affecting PDS or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.
Termination of Employment or Other Service
Unless otherwise provided in an Award agreement, upon a participant’s termination of employment or other service with PDS, the unvested portion of such participant’s Awards shall cease to vest and shall be forfeited and the vested portion of such participant’s options and SARs shall remain exercisable by the participant or the participant’s beneficiary or legal representative, as the case may be, for a period of (i) 30 days in the event of a termination by PDS or a subsidiary without cause, (ii) 180 days in the event of a termination due to death or disability and (iii) 30 days in the event of the participant’s voluntary termination, but in all cases, not beyond the normal expiration date of the option or SAR. All of a participant’s options and SARs, whether or not vested, shall be forfeited immediately upon such participant’s termination by PDS or a subsidiary for cause.
Amendment and Termination
The Restated Plan will automatically terminate on December 7, 2030. In addition, prior to the automatic termination of the Restated Plan, the Board may amend, alter, suspend, discontinue, or terminate the Restated Plan without the consent of stockholders, except that any such action shall be subject to the approval of PDS’s stockholders if such action would increase the number of shares subject to the Restated Plan or decrease the price at which Awards may be granted, or if stockholder approval with respect to such action is required by any applicable law or regulation or the rules of any stock exchange on which PDS’s common stock may then be listed or quoted. The Board must also obtain stockholder approval in order to take any action that would result in the repricing, replacement or repurchase of any option Award. The Board may otherwise determine to submit such other changes to the Restated Plan for approval by PDS’s stockholders in its discretion. Generally, without the consent of an affected participant, no amendment, alteration, suspension, discontinuation, or termination of the Restated Plan may materially and adversely affect the rights of such participant under any outstanding Award.
Recoupment
Any Award granted under the Restated Plan will be subject to mandatory repayment by the participant to PDS pursuant to the terms of any company “clawback” or recoupment policy that is directly applicable to the Restated Plan and set forth in an Award agreement or as required by law.
Transfer Restrictions
The Restated Plan prohibits participants from pledging, encumbering, assigning or transferring any Award, right or interest under the Restated Plan to any third party, except for assignments or transfers that occur by way of the laws of descent and distribution. Awards and rights under the Restated Plan will be exercisable during the life of a participant only by the participant or his legal guardian. However, the Compensation Committee, may in its discretion, permit transfers of options, SARs and/or restricted stock to certain immediate family members of the participant, to trusts for the benefits of such family members and to partnerships in which such family members are the only partners.
Foreign Nationals
Without amending the Restated Plan, Awards may be granted to participants who are foreign nationals or are employed or providing services outside the United States or both, on such terms and conditions different from those specified in the Restated Plan as may, in the judgment of the Compensation Committee, be necessary or desirable to further the purpose of the Restated Plan. Moreover, the Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Restated Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Restated Plan as in effect for any other purpose.
New Plan Benefits
The following Contingent Grants were made effective on December 8, 2020, and are subject to stockholder approval of the Restated Plan at the Annual Meeting:
•	Dr. Bedu-Addo was granted an option to purchase 707,800 shares
•	Dr. Conn was granted an option to purchase 122,400 shares
•	Dr. Wood was granted an option to purchase 210,500 shares
If stockholders do not approve the Restated Plan, the Contingent Grants will be cancelled. No other grants were made subject to stockholder approval of the Restated Plan. Given that De Lyle Bloomquist will retire as a member of our Board and not stand for re-election as a director at the 2021 Annual Meeting, PDS expects to grant our six (6) non-employee directors annual Awards on the date of the Annual Meeting, as further described above under Director Compensation beginning on page [25] (the “2021 Director Grants”). Other future grants under the Restated Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable.

The following table includes additional information regarding the equity awards currently contemplated to be made under the Restated Plan:
NAME AND POSITION	Dollar Value	Number of Shares(2)
FRANK BEDU-ADDO, PH.D. PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR	$1,719,954(1)	707,800
GREGORY L. CONN, PH.D. CHIEF SCIENTIFIC OFFICER	$297,432(1)	122,400
LAUREN V. WOOD, M.D. CHIEF MEDICAL OFFICER	$511,515	210,500
SETH L. VAN VOORHEES, PH.D. CHIEF FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER	$0(1)	0
ALL CURRENT EXECUTIVE OFFICERS AS A GROUP(4)	$2,528,901(1)	1,040,700
ALL CURRENT DIRECTORS WHO ARE NOT EXECUTIVE OFFICERS AS A GROUP(5)	—(3)	54,000
ALL EMPLOYEES, INCLUDING ALL CURRENT OFFICERS WHO ARE NOT EXECUTIVE OFFICERS, AS A GROUP	$315,730	129,930
(1)	The dollar value was calculated by multiplying the Number of Shares from the adjacent column by $2.43, which was the closing price per share of PDS common stock on December 8, 2020.
(2)	This column corresponds to the number of stock options subject to the Continent Grants and the number of stock options subject to the 2021 Director Grants.
(3)	The dollar value for the 2021 Director Grants will not be determinable until the date of grant.
(4)	The amounts in this row are the aggregate of the Contingent Grants.
(5)
The amounts in this row are the aggregate of the 2021 Director Grants, which consist of an annual grants equal to 9,000 stock options, which are intended to be granted to each non-employee director, subject to the director’s election or re-election at the Annual Meeting.

Summary of U.S. Federal Income Tax Consequences
The following discussion is a summary of certain U.S. federal income tax considerations that may be relevant to participants in the Restated Plan. This discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that might apply to a participant based on his or her particular circumstances, nor does it address state, local or foreign income tax or other tax considerations that may be relevant to a participant.
PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO THEM AS A RESULT OF PARTICIPATING IN THE RESTATED PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE, LOCAL OR FOREIGN INCOME TAX OR OTHER TAX CONSIDERATIONS.
Incentive Stock Options. Upon the grant of an ISO, the option holder will not recognize any income. In addition, no income for federal income tax purposes will be recognized by an option holder upon the exercise of an ISO if the requirements of the Restated Plan and the Code are satisfied, including, without limitation, the requirement that the option holder remain employed by the company or a subsidiary during the period beginning on the date of grant and ending on the day three months (or, in the case of the option holder’s disability, one year) before the date the option is exercised. If an option holder has not remained an employee of the company or a subsidiary during the period beginning on the date of grant of an ISO and ending on the day three months (or one year in the case of the option holder’s disability) before the date the option is exercised, the exercise of such option will be treated as the exercise of a non-qualified option and will have the tax consequences described below in the section entitled “Non-Qualified Options.”
The federal income tax consequences upon a disposition of the shares acquired pursuant to the exercise of an ISO depends upon when the disposition of the shares occurs and the type of such disposition.
•
If the disposition of such shares occurs more than two years after the date of grant of the ISO and more than one year after the date of exercise, any gain or loss recognized upon such disposition will be long-term capital gain or loss and the company or a subsidiary, as applicable, will not be entitled to any income tax deduction with respect to such ISO.

•
If the disposition of such shares occurs within two years after the date of grant of the incentive stock option or within one year after the date of exercise, or a disqualifying disposition, the excess, if any, of the amount recognized over the option price will be treated as taxable income to the participant and, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder. The amount of ordinary income recognized by the option holder in a disqualifying disposition (and the corresponding deduction to the company or a subsidiary, as applicable) is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares on the date of exercise and the option price. Any gain recognized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the shares have been held for more than one year).

•
If the option price exceeds the amount recognized upon such a disposition, the difference will be short-term or long-term capital loss (depending upon whether the shares have been held for more than one year).

If a participant is subject to the Alternative Minimum Tax, or the AMT, the tax consequences to the participant may differ from those described above. Under the AMT, a taxpayer will be required to pay an alternative minimum tax if the taxpayer’s “tentative minimum tax” (as defined in Section 55 of the Code) exceeds his or her regular tax for the year in question. For purposes of calculating the AMT, upon the exercise of an ISO, a taxpayer is required to include in his “alternative minimum taxable income” (as defined in Section 55 of the Code) for the taxable year in which such exercise occurs an amount equal to the amount of income the taxpayer would have recognized if the option had not been an ISO (i.e., the difference between the fair market value of the shares on the date of exercise and the option’s exercise price). As a result, unless the shares acquired upon the exercise of the ISO are disposed of in a taxable transaction in the same year in which such option is exercised, the option holder may incur AMT as a result of the exercise of an ISO.
Except as provided in the paragraph immediately below, if an option holder elects to tender shares in partial or full payment of the option price for shares to be acquired upon the exercise of an ISO, the option holder will not recognize any gain or loss on such tendered shares. No income will be recognized by the option holder with respect to the shares received by the option holder upon the exercise of the ISO if the requirements of the Restated Plan and the Code described above are met. The number of shares received equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. Shares received in excess of the number of shares surrendered will have a tax basis of zero. The holding period of the shares received equal to the number of shares tendered will be the same as such tendered shares’ holding period, and the holding period for the excess shares received will begin on the date of exercise. Solely for purposes of determining whether a disqualifying disposition has occurred with respect to shares received upon exercise of the ISO, all shares are deemed to have a holding period beginning on the date of exercise.
If an option holder tenders shares that were previously acquired upon the exercise of an ISO in partial or full payment of the option price for shares to be acquired upon the exercise of another ISO, and each such exercise occurs within two years after the date of grant of such ISO or within one year after such shares were transferred to the option holder, the tender of such shares will be a disqualifying disposition with the tax consequences described above regarding disqualifying dispositions. The shares acquired upon such exercise will be treated as shares acquired upon the exercise of an ISO.
If the holding rules described above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an ISO will be characterized as ordinary income, and, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a corresponding deduction. The amount of such gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. Special rules may apply to disqualifying dispositions where the amount recognized is less than the value at exercise. Any excess of the amount recognized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, in the event that the exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.
Non-Qualified Options. An option holder will not recognize taxable income, and the company or a subsidiary, as applicable, is not entitled to a deduction, when a non-qualified option is granted. Upon the exercise of a non-qualified option, an option holder will recognize compensation taxable as ordinary income equal to the excess of the fair market value of the shares received over the option price of the non-qualified option and, subject to

Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a corresponding deduction. An option holder’s tax basis in the shares received upon the exercise of a non-qualified option will be equal to the fair market value of such shares on the exercise date, and the option holder’s holding period for such shares will begin at that time. Upon the subsequent sale of the shares received in exercise of a non-qualified option, the option holder will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount recognized in connection with the sale of the shares and the option holder’s tax basis in such shares.
If a non-qualified option is exercised in whole or in part with shares held by the option holder, the option holder will not recognize any gain or loss on such tendered shares. The number of shares received by the option holder upon such an exchange that are equal in number to the number of tendered shares will retain the tax basis and the holding period of the tendered shares for capital gain purposes. The shares received by the option holder in excess of the number of shares used to pay the exercise price of the option will have a basis equal to the fair market value on the date of exercise and their holding period will begin on such date.
Restricted Stock. Upon the grant of an award of restricted stock, the shares are considered to be subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives restricted stock does not make the election described below, the participant does not recognize any taxable income upon the receipt of restricted stock and the company or a subsidiary, as applicable, is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time, less any amount paid for the shares and, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock will be equal to the fair market value of such restricted stock when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin on such date. Upon a subsequent sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount recognized upon the sale of the shares and the tax basis of the shares in the participant’s hands.
Participants receiving restricted stock may make an election under Section 83(b) of the Code to recognize compensation taxable as ordinary income with respect to the shares when such shares are received rather than at the time the forfeiture restrictions lapse. If the participant makes such an election, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a corresponding deduction in the year of grant. The amount of such compensation income (and the corresponding deduction) will be equal to the fair market value of the shares when the participant receives them (valued without taking into account restrictions other than restrictions that by their terms will never lapse), less any amount paid for the shares.
By making a Section 83(b) election, the participant will recognize no additional ordinary compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize short-term or long-term capital gain or loss with respect to the shares when they are sold, depending upon whether the shares have been held for more than one year at the time of sale. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares will begin at that time. If the shares are subsequently forfeited, the participant will not be entitled to a deduction as a result of such forfeiture, but will be entitled to claim a short-term or long-term capital loss (depending upon whether the shares have been held for more than one year at the time of forfeiture) with respect to the shares to the extent of the consideration paid by the participant for such shares.
Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation taxable as ordinary income (not dividend income) received by the participant, and, subject to Section 162(m) of the Code, the company or one of its subsidiaries, as applicable, will receive a corresponding deduction. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made or which are paid after the restriction period lapses generally will be treated and taxed as dividend income.
SARs. A participant will not recognize taxable income, and the company or a subsidiary, as applicable, is not entitled to a deduction, upon the grant of a SAR. Upon exercise or settlement of a SAR, a participant will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received and, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a corresponding deduction. A participant’s tax basis in shares received upon the exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon the sale of shares received from the exercise of a SAR, the participant will recognize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount recognized in connection with the sale of the shares and the participant’s tax basis in the shares.
PDS RSUs. A participant will not recognize taxable income upon the grant of PDS RSUs, and the company or a subsidiary, as applicable, is not entitled to a deduction upon such grant. When the award is settled and the participant receives cash or shares, the participant will recognize compensation taxable as ordinary income equal to the amount of cash received or the fair market value of the shares at that time (as applicable) and, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a corresponding deduction. A participant’s tax basis in shares received at the end of a restriction period will be equal to the fair market value of the shares when the participant receives them, and the participant’s holding period will begin on such date. Upon the sale of the shares received upon the settlement of restricted stock, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale.
Such gain or loss will be equal to the difference between the amount recognized upon the sale of the shares and the tax basis of the shares in the participant’s hands. Dividend equivalents will be taxable to participants upon distribution as compensation, and accordingly, the participant will recognize ordinary income (not dividend income) in such amount and, subject to Section 162(m) of the Code, the company or a subsidiary, as applicable, will receive a corresponding deduction. In addition, as discussed below, PDS RSUs may be considered deferred compensation that must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion and tax penalties.
Withholding. Participants will be responsible for making appropriate provision for all taxes required to be withheld in connection with any awards, including taxes relating to the vesting, exercise and transfer of shares pursuant to the Restated Plan. The company or a subsidiary is authorized to withhold from any payment relating to an Award under the Restated Plan, including from a distribution of common stock or any payroll or other payment due to a participant, withholding and other taxes due in connection with any transaction involving an award.
Million Dollar Deduction Limit. In 2017 and prior years, under Section 162(m) of the Code, a publicly-held corporation may not deduct compensation paid in any one taxable year in excess of $1,000,000 to a “covered employee” unless the compensation properly qualifies as “performance-based compensation” subject to certain requirements. Prior to the amendment of Section 162(m) adopted by the Tax Cuts and Jobs Act, as described below, a covered employee for this purpose is the chief executive officer of the corporation and each of the three other most highly compensated officers of the corporation (other than the chief financial officer), as reported to stockholders under the Exchange Act.
The Tax Cuts and Jobs Act, passed by Congress in December 2017, eliminated the “performance-based” compensation exemption under Section 162(m) and revised the definition of “covered employee.” Therefore, for 2018 and going forward, compensation paid to PDS’s chief executive officer, PDS’s chief financial officer and to each of PDS’s other named executive officers (as required to be disclosed in PDS’s annual proxy statement pursuant to the Exchange Act) will not be deductible for federal income tax purposes to the extent such compensation exceeds $1,000,000, regardless of whether such compensation would have been considered “performance-based” under prior law. This limitation on deductibility applies to each individual who is a “covered employee” (as defined in Section 162(m)) in 2017 or becomes a covered employee in any subsequent year, and continues to apply to each such individual for all future years, regardless of whether such individual remains a named executive officer. There is, however, a transition rule that allows “performance-based” compensation in excess of $1,000,000 to continue to be deductible if the remuneration is provided pursuant to a binding contract which was in effect on November 2, 2017 and which was not subsequently materially modified.
Nonqualified Deferred Compensation. Section 409A of the Code contains certain restrictions on the ability to defer receipt of compensation to future tax years. Any award that provides for the deferral of compensation, such as PDS RSUs that are settled more than two and one-half months after the end of the year in which they vest, must comply with Section 409A of the Code or else be subject to further adverse tax consequences. If the requirements of Section 409A of the Code are not met with respect to an award, all amounts deferred under the Restated Plan during the taxable year and all prior taxable years (to the extent not already included in gross income) will be included in the participant’s taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been actually received by the participant. In addition, the violation of Section 409A of the Code will result in an additional tax to the participant of 20% of the deferred amount plus applicable interest computed from the date the award was earned, or if later, the date on which it vested.
Excess Parachute Payments. If the vesting or payment of an award made to a “disqualified individual” (as defined in Section 280G of the Code) occurs in connection with a change in control of the Company, such vesting or payment, either alone or when with other compensation payments which such disqualified individual is entitled to receive, may result in an “excess parachute payment” (as defined in Section 280G of the Code). Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such “excess parachute payment” received by such “disqualified individual” and Section 280G of the Code would prevent the Company or a subsidiary or affiliate, as applicable, from deducting such “excess parachute payment.”
Required Vote; Recommendation of Board of Directors
Presuming a quorum is present, the affirmative vote of the holders of a majority of the shares of PDS common stock properly cast at the Annual meeting is required for approval of the Restated Plan.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act once we are no longer an emerging growth company, we are required to present a resolution to our stockholders to approve the compensation of our named executives officers, no later than the first anniversary of the date on which we cease to so qualify. Since we were no longer an emerging growth company as of December 31, 2020, we are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in the “Executive Compensation” section of this proxy statement and the related compensation tables and disclosure.
We believe that our executive officer compensation programs provide incentives that are aligned with the interests of our stockholders and have facilitated our performance, business goals and promote short and long term profitable growth. We urge stockholders to read the “Executive Compensation” section above, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation philosophy and objectives, as well as the related compensation tables and narrative above which provide detailed information on the compensation of our named executive officers. Our compensation committee and board of directors believe that the policies and procedures articulated in the “Executive Compensation” section are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to the Company’s success.
We are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of PDS Biotechnology Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the compensation tables and related narrative disclosure in our proxy statement for the Annual Meeting.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on our board of directors. Although non-binding, board of directors and compensation committee will carefully review and consider the voting results when evaluating our executive compensation program.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS.

PROPOSAL 5
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY “SAY ON PAY” VOTES
The Dodd-Frank Wall Street Reform and Consumer Protection Act enables our stockholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. We are seeking a non-binding, advisory determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide a non-binding, advisory approval of the compensation of our named executive officers. We are providing stockholders the option of selecting a frequency of every year (“1 YEAR” on the proxy card), every two years (“2 YEARS” on the proxy card) or every three years (“3 YEARS” on the proxy card), or to abstain on the matter. Stockholders are not voting to approve or disapprove of our board of director’s recommendation.
After careful consideration, our board of directors recommends that an advisory vote on executive compensation should be held every year. Annual votes will provide the board of directors and compensation committee with clearer feedback regarding the compensation of our named executive officers. The primary focus of the disclosure of the compensation of our named executive officers required to be included in our proxy statements is compensation granted in or for the prior fiscal year. Accordingly, an annual executive compensation advisory vote will complement the annual focus of our proxy statement disclosure and provide the board of directors and compensation committee with the clearest and most timely feedback of the three frequency options. Additionally, an annual executive compensation advisory vote is consistent with our policy of reviewing our compensation programs annually, as well as considering input from our stockholders on corporate governance and executive compensation matters. This feedback may then be considered by our board of directors and compensation committee in their annual decision-making process. For these reasons, we believe an annual vote would be the best governance practice for our company at this time.
This proposal will be presented at the Annual Meeting in substantially the following form:
RESOLVED, that the stockholders approve our presentation at each annual meeting of stockholders hereafter of a proposal to approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the compensation tables and related narrative disclosure in our proxy statement for such annual meeting.
This vote is advisory, and therefore not binding on our board of directors or compensation committee. However, our board of directors and compensation committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering the frequency of holding future advisory votes on the compensation of our named executive officers.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” TO HAVE
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for mailing of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single mailing of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are PDS stockholders will be “householding” our proxy materials. A single mailing of Proxy Materials or other Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate mailing of Proxy Materials, please notify us or your broker. Direct your written request to Investor Relations, PDS Biotechnology Corporation at 25B Vreeland Road, Suite 300, Florham Park, NJ 07932 or by phone at (800) 208-3343. Stockholders who currently receive multiple copies of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Frank Bedu-Addo, Ph.D.
Chief Executive Officer
April 29, 2021
This Proxy Statement and our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2020 are available free of charge at www.proxyvote.com.

APPENDIX A

SECOND AMENDED AND RESTATED PDS BIOTECHNOLOGY CORPORATION 2014 EQUITY
INCENTIVE PLAN

SECOND AMENDED AND RESTATED
PDS BIOTECHNOLOGY CORPORATION
2014 EQUITY INCENTIVE PLAN
Adopted by the Board of Directors December 8, 2020

SECOND AMENDED AND RESTATED PDS BIOTECHNOLOGY CORPORATION
2014 EQUITY INCENTIVE PLAN
(Effective December 8, 2020)
Section 1. Purpose of the Plan. The purpose of the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (formerly known as the Amended and Restated Edge Therapeutics, Inc. 2014 Equity Incentive Plan) (the “Plan”) is to assist the Company and its Subsidiaries in attracting and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such Employees, Consultants and Non-Employee Directors.
Section 2. Definitions. As used herein, the following definitions shall apply:
2.1. “Award” means the grant of Restricted Stock, Options, SARs, Restricted Stock Units or Other Awards under the Plan.
2.2. “Award Agreement” means the written agreement, instrument or document evidencing an Award.
2.3. “Board” means the Board of Directors of the Company.
2.4. “Cause” means,
(a) if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Cause” shall have the meaning provided in such agreement;
(b) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the meaning provided in the applicable Award Agreement;
(c) if neither (a) nor (b) applies, then “Cause” shall mean, as determined by the Committee in its sole discretion, (i) the Participant’s willful misconduct or gross negligence in connection with the performance of the Participant’s duties for the Company or its Subsidiaries; (ii) the Participant’s conviction of, or a plea of guilty or nolo contendere to, a felony or a crime involving fraud or moral turpitude; (iii) the Participant’s engaging in any business that directly or indirectly competes with the Company or its Subsidiaries; or (iv) disclosure of trade secrets, customer lists or any other confidential information of the Company or its Subsidiaries to a competitor or an unauthorized person.
2.5. “Change in Control” means, unless otherwise provided in an Award Agreement:
(a) the acquisition in one or more transactions (whether by purchase, merger or otherwise) by any “Person” (as such term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act, but excluding, for this purpose, (i) the Company or its Subsidiaries, (ii) any employee benefit plan of the Company or its Subsidiaries, (iii) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) of “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”);
(b) a change in the composition of the Board such that the individuals who as of any date constitute the Board (the “Incumbent Board”) cease to constitute a majority of the Board at any time during the 24-month period immediately following such date; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the “Incumbent Board” shall mean the Board as so reduced;
(c) a complete liquidation or dissolution of the Company; or
(d) the sale of all or substantially all of the Company’s and its Subsidiaries’ assets (determined on a consolidated basis), other than to a Person described in clauses (i), (ii) or (iii) of Section 2.5(a) above.

2.6. “Code” means the Internal Revenue Code of 1986, as amended.
2.7. “Common Stock” means the common stock of the Company, par value $0.00033 per share.
2.8. “Company” means PDS Biotechnology Corporation, a Delaware corporation, or any successor corporation.
2.9. “Committee” means the Compensation Committee of the Board, provided that the Committee shall at all times have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “independent director” under the rules of any applicable stock exchange.
2.10. “Consultant” means a natural person who provides bona fide services to the Company or its Subsidiaries other than in connection with the offer or sale of securities in a capital-raising transaction and is not engaged in activities that directly or indirectly promote or maintain a market for the Company’s securities.
2.11. “Disability” means, unless otherwise provided in an Award Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
2.12. “Effective Date” means December 8, 2020.
2.13. “Employee” means an officer or other employee of the Company or a Subsidiary, including a director who is such an employee.
2.14. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.15. “Fair Market Value” means, on any given date (i) if the shares of Common Stock are then listed on a national securities exchange, including the Nasdaq Global Select Market (“NASDAQ”), the closing sales price per share of Common Stock on the exchange for such date, or if no sale was made on such date on the exchange, on the last preceding day on which a sale occurred; (ii) if shares of Common Stock are not then listed on a national securities exchange but are then quoted on another stock quotation system, the closing price for the shares of Common Stock as quoted on such quotation system on such date, or if no sale was made on such date on such quotation system, on the last preceding day on which a sale was made; or (iii) if (i) and (ii) do not apply, such value as the Committee in its discretion may in good faith determine in accordance with Section 409A of the Code and the regulations thereunder (and, with respect to Incentive Stock Options, in accordance with Section 422 of the Code and the regulations thereunder).
2.16. “Incentive Stock Option” means an Option or portion thereof intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.
2.17. “Non-Employee Director” means a member of the Board or the board of directors or board of managers of a Subsidiary, in either case, who is not an Employee.
2.18. “Non-Qualified Option” means an Option or portion thereof not intended to be, or that does not satisfy all requirements to be, an Incentive Stock Option.
2.19. “Option” means a right granted under Section 6.1 of the Plan to purchase a specified number of shares of Common Stock at a specified price. An Option may be an Incentive Stock Option or a Non-Qualified Option; provided, however, that unless otherwise explicitly stated in an Award Agreement, each Option shall be a Non-Qualified Option.
2.20. “Participant” means any Employee, Non-Employee Director or Consultant who receives an Award.
2.21. “Performance Goal” means any goal established by the Committee, in its sole discretion , the attainment of which is substantially uncertain at the time such goal is established. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Performance Goals may, without limitation, be based on the following: specified levels of or increases in return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT)

and earnings before interest, taxes, depreciation and amortization (EBITDA); net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total shareholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; customer or employee satisfaction; individual objectives; operating efficiency; regulatory body approvals for commercialization of products; implementation or completion of critical projects or related milestones (including, without limitation, milestones such as clinical trial enrollment targets, commencement of phases of clinical trials and completion of phases of clinical trials); partnering or similar transactions; any combination of any of the foregoing criteria; or any other metric as determined by the Committee.
2.22. “Performance Period” means the period selected by the Committee during which the performance of the Company, any Subsidiary, any department of the Company or any Subsidiary, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.
2.23. “Restricted Stock” means Common Stock awarded by the Committee under Section 6.3 of the Plan.
2.24. “Restricted Stock Unit” means the right granted under Section 6.4 of the Plan to receive, on the date of settlement, an amount equal to the Fair Market Value of one share of Common Stock. An Award of Restricted Stock Units may be settled in cash, shares of Common Stock or any combination of the foregoing.
2.25. “Restriction Period” means the period during which Restricted Stock and Restricted Stock Units are subject to forfeiture.
2.26. “SAR” means a stock appreciation right awarded by the Committee under Section 6.2 of the Plan.
2.27. “Securities Act” means the Securities Act of 1933, as amended.
2.28. “Subsidiary” means any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.
2.29. “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.
Section 3. Eligibility. Any Employee, Non-Employee Director or Consultant shall be eligible to be selected to receive an Award under the Plan; provided, however, that only persons who are Employees may be granted Options which are intended to qualify as Incentive Stock Options.
Section 4. Administration and Implementation of the Plan.
4.1. The Plan and all Award Agreements shall be administered by the Committee. Any action of the Committee in administering the Plan and an Award Agreement shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Participants, persons claiming rights from or through Participants and shareholders of the Company. No member of the Committee (or any person to whom the Committee has delegated authority to act under the Plan) shall be personally liable for any action, determination, or interpretation taken or made in good faith by the Committee (or such person) with respect to the Plan or any Awards granted hereunder, and all members of the Committee (and such persons) shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation to the fullest extent permitted by law.
4.2. Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to (i) select the Employees, Non-Employee Directors and Consultants who will receive Awards pursuant to the Plan; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to Performance

Goals relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (iv) determine the exercise price or purchase price (if any) of an Award; (v) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, or surrendered; (vi) determine whether, and to certify that, Performance Goals to which an Award is subject are satisfied; (vii) correct any defect or supply any omission or reconcile any inconsistency in the Plan, and adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan as it may deem necessary or advisable; (viii) construe and interpret the Plan; and (ix) make all other determinations as it may deem necessary or advisable for the administration of the Plan; provided, however, that the Committee shall be prohibited from effecting a repricing of any outstanding Award without shareholder approval.
4.3. To the extent permitted by applicable law, the Committee may delegate some or all of its authority with respect to the Plan and Awards to any executive officer of the Company or any other person or persons designated by the Committee, in each case, acting individually or as a committee, provided that the Committee may not delegate its authority hereunder to any person to make Awards to (a) Employees who are (i) “officers” as defined in Rule 16a-1(f) under the Exchange Act or (ii) officers or other Employees who are delegated authority by the Committee pursuant to this Section or (b) members of the Board. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. The Committee may at any time rescind the authority delegated to any person pursuant to this Section. Any action undertaken by any such person or persons in accordance with the Committee’s delegation of authority pursuant to this Section shall have the same force and effect as if undertaken directly by the Committee.
Section 5. Shares of Common Stock Subject to the Plan.
5.1. Share Pool. Subject to adjustment as provided in this Section 5 and in Section 8 hereof, the total number of shares of Common Stock available for Awards under the Plan as of the Effective Date shall be the sum of (x) 3,339,243 plus (y) the total number of shares of Common Stock that remain available for issuance, and are not covered by outstanding awards issued, under the Plan immediately prior to the Effective Date (clauses (x) and (y), collectively, the “Plan Limit”).
5.2. Adjustments to Plan Limit. On and after the Effective Date, the Plan Limit shall be adjusted, in addition to any adjustments to be made pursuant to Section 8 of the Plan, as follows:
(i) The Plan Limit as of such date shall be reduced, on the date of grant, by one share for each share of Common Stock made subject to an Award granted under the Plan;
(ii) The Plan Limit shall be increased by the number of shares underlying an Award or portion thereof granted under this Plan or an award or portion thereof granted under the Plan, the Edge Therapeutics, Inc. 2010 Equity Incentive Plan (the “2010 Plan”) or the Edge Therapeutics, Inc. 2012 Equity Incentive Plan (the “2012 Plan”), in any case, that on or after the Effective Date is forfeited, cancelled or otherwise terminates, expires or is settled for any reason whatsoever without an actual distribution of shares; and
(iii) The Plan Limit shall be increased, on the forfeiture date, by the number of shares of Common Stock that are forfeited back to the Company after issuance due to a failure to meet a contingency or condition with respect to any Award or portion thereof granted under this Plan, any award or portion thereof granted under the 2010 Plan, any award or portion thereof granted under the 2012 Plan or any award or portion thereof granted under the Plan.
For the avoidance of doubt, any shares tendered by a Participant in payment of an exercise price for an Award (or an award granted under the Plan, the 2012 Plan or the 2010 Plan) or the tax liability with respect to an Award (or an award granted under the Plan, the 2012 Plan or the 2010 Plan), including shares withheld from any such Award or award, shall not be available for future Awards hereunder. Common Stock awarded under the Plan may be reserved or made available from the Company’s authorized and unissued Common Stock or from Common Stock reacquired and held in the Company’s treasury. Any shares of Common Stock issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares of Common Stock available for Awards under the Plan.
5.3. ISO Limit. Up to 11,000,000 shares (the “ISO Limit”) available for Awards under the Plan may be issued pursuant to Incentive Stock Options.

5.4. Director Limit. In addition, the Committee may establish compensation for Non-Employee Directors from time to time, subject to the limitations in the Plan. The Committee will from time to time determine the terms, conditions and amounts of all such Non-Employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation and the grant date fair value of Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted under the Plan to a Non-Employee Director as compensation for services as a Non-Employee Director during any calendar year of the Company may not exceed $500,000 for an annual grant, provided however, in a Non-Employee Director’s first year of service, compensation for services may not exceed $1,000,000 (such limits, the “Director Limits”). The Committee may make exceptions to the Director Limit for individual Non-Employee Directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving such Non-Employee Director.
Section 6. Awards. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the settlement or exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation terms requiring forfeiture of Awards in the event of the termination of employment or other relationship with the Company or any Subsidiary by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed (provided that, in any case, any such action is permitted under Code Section 409A). The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be determined by the Committee. Each Award, and the terms and conditions applicable thereto, shall be evidenced by an Award Agreement.
6.1. Options. Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed exercise price, as provided in the applicable Award Agreement. Options may be either Incentive Stock Options or Non-Qualified Options; provided that Incentive Stock Options may not be granted to Non-Employee Directors or Consultants. The grant of Options shall be subject to the following terms and conditions:
(a) Exercise Price. The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee and specified in the Award Agreement, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant (or 110% of the Fair Market Value of a share of Common Stock on the date of grant in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).
(b) Term of Options. The term of an Option shall be specified in the Award Agreement, but shall in no event be greater than ten years from the grant date (or five years from the grant date in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).
(c) Exercise of Option. Each Award Agreement with respect to an Option shall specify the time or times at which an Option may be exercised in whole or in part and the terms and conditions applicable thereto, including (i) a vesting schedule which may be based upon the passage of time, attainment of Performance Goals or a combination thereof, (ii) whether the exercise price for an Option shall be paid in cash, with shares of Common Stock, with any combination of cash and shares of Common Stock, or with other legal consideration that the Committee may deem appropriate, (iii) the methods of payment, which may include payment through cashless and net exercise arrangements, to the extent permitted by applicable law and (iv) the methods by which, or the time or times at which, Common Stock will be delivered or deemed to be delivered to Participants upon the exercise of such Option. Payment of the exercise price shall in all events be made within three days after the date of exercise of an Option. With respect to any Participant who is subject to Section 16 of the Exchange Act, such Participant may direct the Company to reduce the number of Shares that would otherwise be deliverable upon the exercise of his or her Option having a Fair Market Value on the date of exercise equal to the exercise price of the portion of the Option then being exercised.

(d) Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries, the unvested portion of such Participant’s Options shall cease to vest and shall be forfeited and the vested portion of such Participant’s Options shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of (i) 30 days in the event of a termination by the Company or a Subsidiary without Cause, (ii) 180 days in the event of a termination due to death or Disability and (iii) 30 days in the event of the Participant’s voluntary termination; provided, however, that in no event shall any Option be exercisable after its stated term has expired. All of a Participant’s Options, whether or not vested, shall be forfeited immediately upon such Participant’s termination by the Company or a Subsidiary for Cause.
(e) Incentive Stock Options. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” (as defined in Section 421(b) of the Code) of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of any period during which a disqualifying disposition could occur, subject to complying with any instructions from such Participant as to the sale of such shares. The aggregate Fair Market Value, determined as of the date of grant, for Awards granted under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) that are intended to be Incentive Stock Options which are first exercisable by the Participant during any calendar year shall not exceed $100,000. To the extent an Award purporting to be an Incentive Stock Option exceeds the limitation in the previous sentence, the portion of the Award in excess of such limit shall be a Non-Qualified Option.
6.2. Stock Appreciation Rights. An SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, but which may never be less than the Fair Market Value of one share of Common Stock on the date of grant. The grant of SARs shall be subject to the following terms and conditions:
(a) General. Each Award Agreement with respect to an SAR shall specify the number of SARs granted, the grant price of the SAR, the time or times at which an SAR may be exercised in whole or in part (including vesting upon the passage of time, the attainment of Performance Goals, or a combination thereof), the method of exercise, method of settlement (in cash, Common Stock or a combination thereof), method by which Common Stock will be delivered or deemed to be delivered to Participants (if applicable) and any other terms and conditions of any SAR.
(b) Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries, the unvested portion of such Participant’s SARs shall cease to vest and shall be forfeited and the vested portion of such Participant’s SARs shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of (i) 30 days in the event of a termination by the Company or a Subsidiary without Cause, (ii) 180 days in the event of a termination due to death or Disability and (iii) 30 days in the event of the Participant’s voluntary termination; provided, however, that in no event shall any SAR be exercisable after its stated term has expired. All of a Participant’s SARs, whether or not vested, shall be forfeited immediately upon such Participant’s termination by the Company or a Subsidiary for Cause.
(c) Term. The term of an SAR shall be specified in the Award Agreement, but shall in no event be greater than ten years.
6.3. Restricted Stock. An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events during the Restriction Period. Such an Award shall be subject to the following terms and conditions:
(a) General. Each Award Agreement with respect to Restricted Stock shall specify the duration of the Restriction Period and/or each installment thereof, the conditions under which the Restricted Stock may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the Restricted Stock. Such restrictions may include a vesting schedule based upon the passage of time, the attainment of Performance Goals or a combination thereof.

(b) Transferability. During the Restriction Period, the transferability of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.
(c) Shareholder Rights. Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a shareholder with respect to Restricted Stock, including, without limitation, the right to receive dividends thereon (whether in cash or shares of Common Stock) and to vote such shares of Restricted Stock; provided, however, that dividends shall be subject to the same restrictions as the underlying Restricted Stock (unless otherwise provided by the Committee in the Award Agreement) and cash dividends shall be held by the Company in its general assets and released to the Participant only upon the vesting of the underlying Restricted Stock (unless otherwise provided by the Committee in the Award Agreement).
(d) Termination of Employment or Other Service. Unless otherwise provided in the applicable Award Agreement, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any reason, the unvested portion of each Award of Restricted Stock held by such Participant shall be forfeited with no compensation due the Participant.
(e) Additional Matters. Upon the Award of Restricted Stock, the Committee may direct the number of shares of Common Stock subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and, if issued to the Participant, returned to the Company to be held in escrow during the Restriction Period. In all cases, the Participant shall sign a stock power endorsed in blank to the Company to be held in escrow during the Restriction Period.
6.4. Restricted Stock Units. Restricted Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Restricted Stock Units do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Participant in respect of an Award of Restricted Stock Units shall be no greater than the right of any unsecured general creditor of the Company. The grant of Restricted Stock Units shall be subject to the following terms and conditions:
(a) Restriction Period. Each Award Agreement with respect to Restricted Stock Units shall specify the duration of the Restriction Period, if any, and/or each installment thereof and the conditions under which such Award may be forfeited to the Company. Such restrictions may include a vesting schedule based upon the passage of time, the attainment of Performance Goals or a combination thereof.
(b) Termination of Employment or Other Service. Unless otherwise provided in the applicable Award Agreement, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any reason, the unvested portion of each Award of Restricted Stock Units credited to such Participant shall be forfeited with no compensation due the Participant.
(c) Settlement. Unless otherwise provided in an Award Agreement (i) an Award of Restricted Stock Units shall be settled in shares of Common Stock, provided that any fractional Restricted Stock Units shall be settled in cash and (ii) subject to the Participant’s continued employment or other service with the Company or a Subsidiary from the date of grant through the expiration of the Restriction Period (or applicable portion thereof), the vested portion of an Award of Restricted Stock Units shall be settled within 30 days after the expiration of the Restriction Period (or applicable portion thereof).
(d) Shareholder Rights. Nothing contained in the Plan shall be construed to give any Participant rights as a shareholder with respect to an Award of Restricted Stock Units (including, without limitation, any voting, dividend or derivative or other similar rights). Notwithstanding the foregoing, the Committee may provide in an Award Agreement that amounts equal to any dividends declared during the Restriction Period on the shares of

Common Stock represented by an Award of Restricted Stock Units will be credited to the Participant’s account and deemed to be reinvested in additional Restricted Stock Units, such additional Restricted Stock Units to be subject to the same forfeiture restrictions and settlement date as the Restricted Stock Units to which they relate.
6.5. Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants any type of Award (in addition to those Awards provided in Sections 6.1, 6.2, 6.3 or 6.4 hereof) that is payable in, or valued in whole or in part by reference to, shares of Common Stock, and that is deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, dividend equivalents, performance shares and performance units (“Other Awards”).
Section 7. Change in Control.
7.1. General. Notwithstanding any provision in the Plan to the contrary, upon the occurrence of a Change in Control, the Committee, in its discretion, may accelerate the vesting and, if applicable, exercisability of all outstanding Awards such that all outstanding Awards are fully vested and, if applicable, exercisable (effective immediately prior to such Change in Control) and may determine whether all applicable Performance Goals have been achieved and the applicable level of performance.
7.2. Options and SARs. Notwithstanding any provision in the Plan to the contrary, upon the occurrence of a Change in Control, the Committee, in its discretion, may take one or more of the following actions with respect to Options and SARs that are outstanding as of such Change in Control: (a) cancel any outstanding Options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying the unexercised portion of the Option or SAR as of the date of the Change in Control over the exercise price or grant price, as the case may be, of such portion, provided that any Option or SAR with an exercise price or grant price, as the case may be, that equals or exceeds the Fair Market Value of the Common Stock on the date of such Change in Control shall be cancelled with no payment due the Participant; (b) terminate any Option or SAR, effectively immediately prior to the Change in Control, provided that the Company provides the Participant an opportunity to exercise such Award within a specified period following the Participant’s receipt of a written notice of such Change in Control and the Company’s intention to terminate such Awards, effective immediately prior to such Change in Control; (c) terminate any Options or SARs, the Performance Goals of which have not been satisfied as of the Change in Control, (d) require the successor or acquiring company (or its parents or subsidiaries), following a Change in Control, to assume any outstanding Option or SAR and to substitute such Option or SAR with awards involving the common equity securities of such company on terms and conditions necessary to preserve the rights of Participants with respect to such Options or SARs or (e) take such other actions as the Committee believes may be appropriate.
7.3. Restricted Stock, Restricted Stock Units and Other Awards. With respect to Restricted Stock, Restricted Stock Units or Other Awards, the Committee generally may (a) provide in an Award that, upon the occurrence of a Change in Control, any vested Restricted Stock, Restricted Stock Units and Other Awards shall become immediately vested and/or payable, provided that if such Awards constitute “non-qualified deferred compensation” (within the meaning of Code Section 409A) such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v), (vi) or (vii); (b) with respect to any Restricted Stock, Restricted Stock Units or Other Awards that do not constitute “non-qualified deferred compensation,” elect to settle such Restricted Stock, Restricted Stock Units and Other Awards upon a Change in Control, (c) terminate any Restricted Stock, Restricted Stock Units or Other Awards if the applicable Performance Goals were not satisfied as of the Change in Control, (d) require the successor or acquiring company (or its parents or subsidiaries), following a Change in Control, to assume such Restricted Stock, Restricted Stock Units and Other Awards or to substitute such Awards with awards involving the equity securities of the acquiring or successor company on terms and conditions so as to preserve the rights of participants, or (e) to the extent permitted by Code Section 409A, take such other actions as the Committee believes may be appropriate (including terminating such Awards for a cash payment equal to the fair market value of the underlying shares).
The judgment of the Committee with respect to any matter referred to in this Section 7 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.
Section 8. Adjustments upon Changes in Capitalization.
8.1. In order to prevent dilution or enlargement of the rights of Participants under the Plan as a result of any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event that affects the Common Stock, the Committee shall adjust (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan (including any of the specific limitations under Section 5 hereof), and (iv) the exercise or grant price relating to any Award. Any such adjustment shall be made in an equitable manner which reflects the effect of such transaction or event. It is provided, however, that in the case of any such transaction or event, the Committee may, in lieu of making adjustments to the items in (i) through (iv) above, make a cash payment with respect to any outstanding Award; provided, further, that no adjustment shall be made under this Section 8.1 that would cause the Plan to violate Section 422 of the Code with respect to Incentive Stock Options, that would cause any Award or the Plan to fail to be exempt from and fail to comply with Section 409A of the Code, or that would adversely affect the status of any Award that is “performance-based compensation” under Section 162(m) of the Code, as applicable.
8.2. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 8.1) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, all adjustments shall be made in accordance with Section 409A of the Code and the regulations thereunder to the extent applicable.
Section 9. Termination and Amendment.
9.1. Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s shareholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s shareholders if (i) such action would increase the number of shares subject to the Plan, (ii) such action would decrease the price at which Awards may be granted, or (iii) such shareholder approval is required by any applicable federal, state or foreign law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit such other changes to the Plan to the Company’s shareholders for approval; provided, however, that except as provided in Section 18, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any outstanding Award unless such modification is necessary to avoid the additional tax described in Section 409A of the Code.
9.2. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that except as provided in Section 18, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award unless such modification is necessary to avoid the additional tax described in Section 409A of the Code.
9.3. Notwithstanding anything in this Section 9 to the contrary, any Performance Goal applicable to an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances.
9.4. Notwithstanding anything in the Plan or an Award Agreement to the contrary, no Award may be repriced, replaced or regranted through cancellation or bought out for cash or other consideration without the approval of the shareholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 8.
Section 10. No Right to Award, Employment or Service. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation that the terms of Awards be uniform or consistent among Participants. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary. For purposes of this Plan, a transfer of employment or service between the Company and its Subsidiaries shall not be deemed a termination of employment or service; provided, however, that individuals employed by, or otherwise providing services to, an entity that ceases to be a Subsidiary shall be deemed to have incurred a termination of employment or service, as the case may be, as of the date such entity ceases to be a Subsidiary unless such individual becomes an employee of, or service provider to, the Company or another Subsidiary as of the date of such cessation.
Section 11. Taxes. Each Participant must make appropriate arrangement for the payment of any taxes relating to an Award granted hereunder. The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include the ability to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.
Section 12. Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Options, SARs and Restricted Stock be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners (any vesting conditions shall be unaffected by such transfer). The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.
Section 13. Foreign Nationals. Without amending the Plan, Awards may be granted to Employees, Consultants and Non-Employee Directors who are foreign nationals or are employed or providing services outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
Section 14. Securities Law Requirements.
14.1. No shares of Common Stock may be issued hereunder if the Company shall at any time determine that to do so would (i) violate the listing requirements of an applicable securities exchange, or adversely affect the registration or qualification of the Company’s Common Stock under any state or federal law, or (ii) require the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities. In any of the events referred to in clause (i) or clause (ii) above, the issuance of such shares shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when issuance has been suspended.
14.2. The Committee may require, as a condition to the issuance of shares hereunder, representations, warranties and agreements to the effect that such shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act, and the rules and regulations thereunder.

Section 15. Termination. Unless earlier terminated, the Plan shall terminate with respect to the grant of Awards on December 7, 2030.
Section 16. Fractional Shares. The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions and settlement of such fractional shares of Common Stock in cash.
Section 17. Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any Employee, the Company, any Subsidiary, any affiliate, any shareholder or any other person.
Section 18. Code Section 409A. The Plan and all Awards are intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith. Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Code Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions as deemed appropriate by the Committee to (i) exempt the Plan and/or any Award from the application of Code Section 409A, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Code Section 409A. Notwithstanding anything contained in the Plan or in an Award Agreement to the contrary, neither the Company, any member of the Committee nor any Subsidiary shall have any liability or obligation to any Participant or any other person for taxes, interest, penalties or fines (including any of the foregoing resulting from the failure of any Award granted hereunder to comply with, or be exempt from, Code Section 409A). In the event that a Participant is a “specified employee” within the meaning of Code Section 409A, and a payment or benefit provided for under the Plan would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after such Participant’s separation from service (within the meaning of Code Section 409A), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to the Participant in a lump-sum, without interest, on the earlier of (i) the first business day of the seventh month following the month in which such Participant’s separation from service occurs or (ii) the tenth business day following such Participant’s death (but not earlier than if such delay had not applied).
Section 19. Governing Law. The validity and construction of the Plan and any Award Agreement entered into hereunder shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the conflict of laws principles thereof.
Section 20. Recoupment. Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company pursuant to the terms of any Company “clawback” or recoupment policy directly applicable to the Plan and (i) set forth in the Participant’s Award Agreement, (ii) set forth in the Company policy or (iii) required by law to be applicable to the Participant.
Section 21. Effective Date. The Plan shall become effective upon the Effective Date.

PDS Biotechnology

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/16/2021 for shares held directly and by 11:59 P.M. ET on 06/14/2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Frank Bedu-Addo, Ph.D. 02) Otis Brawley, M.D.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
5. To approve, by non-binding advisory vote, the frequency of future votes on the compensation of our named executive officers.	▢	▢	▢	▢

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

PDS BIOTECHNOLOGY CORPORATION
Annual Meeting of Stockholders
June 17, 2021 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Frank Bedu-Addo and Hillary Yegen, or either of them, as proxies, each with the power to appoint his or her substitute, and thereby authorize(s) them to represent and vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PDS BIOTECHNOLOGY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, on June 17, 2021, virtually via a live webcast at www.virtualshareholdermeeting.com/PDSB2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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